UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Hall of Fame Resort & Entertainment Company
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 25, 2023
Dear Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Hall of Fame Resort & Entertainment Company (the “Annual Meeting”) to be held on Wednesday, June 7, 2023 at 9:00 a.m. EDT. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. You will not be able to attend the Annual Meeting in person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HOFV2023, you must enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. At the meeting, we will be voting on the matters described in the accompanying proxy statement.
We are using the Internet as our primary means of furnishing the proxy materials to our stockholders. This process expedites the delivery of proxy materials, ensures materials remain easily accessible to stockholders, and allows stockholders to receive clear instructions for receiving materials and voting.
We are mailing the Notice of Internet Availability of Proxy Materials to stockholders on or about April 25, 2023. The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022, are available at www.proxyvote.com.
The Notice of Internet Availability of Proxy Materials contains instructions for our stockholders’ use of this process, including how to access or receive copies of our proxy statement and 2022 Annual Report and how to vote. To the extent you receive a proxy card, such proxy card will also contain instructions on how to vote, including the option to vote by Internet or telephone.
If you are unable to attend the Annual Meeting virtually, it is still important that your shares be represented and voted. Therefore, regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL. Any stockholder who attends the Annual Meeting virtually may vote through the meeting website, even if he or she has already voted through the Internet, by telephone or by mail.
The Board of Directors has fixed the close of business on April 13, 2023 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
YOUR VOTE IS IMPORTANT. OUR ANNUAL MEETING WILL BE HELD AS A VIRTUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST TO RECEIVE PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.
Sincerely,
/s/ Michael Crawford
Michael Crawford
Chairman of the Board, President and
Chief Executive Officer

2014 Champions Gateway
Canton, OH 44708

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2023
Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), to be held on Wednesday, June 7, 2023, at 9:00 a.m. Eastern Daylight Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. The Annual Meeting will be held via live webcast on the Internet, with no physical location for the meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/HOFV2023, where you will be able to listen to the meeting live, submit questions and vote. We encourage you to vote your shares prior to the Annual Meeting.
You are being asked to vote on the following matters:
1.	To elect four Class C directors for three-year terms expiring upon the 2026 Annual Meeting of Stockholders and the election and qualification of their respective successors.
2.
To approve an amendment to our Amended 2020 Omnibus Incentive Plan to increase by 275,000 the number of shares of Common Stock of the Company that will be available for issuance under the Amended 2020 Omnibus Incentive Plan.

3.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants.

4.
To approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants.

5.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
6.	Any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
These items of business are more fully described in the accompanying proxy statement. The Annual Meeting will be a completely virtual meeting of stockholders. To listen to the Annual Meeting or submit questions or vote during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/HOFV2023. You will not be able to attend the Annual Meeting in person.

The record date for the Annual Meeting is April 13, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be held on Wednesday, June 7, 2023, at 9:00 a.m. Eastern Daylight Time via live webcast at www.virtualshareholdermeeting.com/HOFV2023.

The notice of annual meeting, proxy statement and 2022 Annual Report on Form 10-K are available at www.proxyvote.com.
By Order of the Board of Directors,
/s/ Michael Crawford
Chairman, President and Chief Executive Officer
Canton, Ohio
April 25, 2023
You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to virtually attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote via the Internet, by telephone or by completing, dating, signing and returning a proxy card by mail. Even if you have voted by proxy, you may still vote online at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy card issued in your name from that record holder.

Page
OUR BUSINESS	1
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
PROPOSAL 1 ELECTION OF CLASS C DIRECTORS	10
Board Size and Structure	10
Information About Our Class C Director Nominees	10
PROPOSAL 2 APPROVAL OF AMENDMENT TO AMENDED 2020 OMNIBUS INCENTIVE PLAN	12
Reasons to Approve Amendment to Amended 2020 Omnibus Incentive Plan	12
Summary of the Amended 2020 Omnibus Incentive Plan, as Amended	12
PROPOSAL 3 APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF CERTAIN CONVERTIBLE DEBT AND THE EXERCISE OF CERTAIN WARRANTS	21
Background and Overview	21
Why We Need Stockholder Approval	27
PROPOSAL 4 APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(C), THE ISSUANCE TO AN ENTITY WHOLLY OWNED BY A DIRECTOR OF ADDITIONAL SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF CERTAIN CONVERTIBLE DEBT AND THE EXERCISE OF CERTAIN WARRANTS	28
Background	28
Why We Need Stockholder Approval	28
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
Independent Auditor Rotation	30
Principal Accountant Fees and Services	31
Audit Committee Pre-Approval Policies and Procedures	31
AUDIT COMMITTEE REPORT	33
DIRECTORS AND EXECUTIVE OFFICERS	34
CORPORATE GOVERNANCE	38
Director Nominations Process	38
Director and Executive Officer Qualifications	38
Number and Terms of Office of Officers and Directors	39
Director Independence	39
Board Leadership Structure	39
Lead Independent Director	39
Director Education	40
Board’s Role in Risk Oversight	40
Committees of the Board of Directors	40
Compensation Committee Interlocks and Insider Participation	41
Executive Sessions	42
Board and Board Committee Meetings and Attendance	42
Anti-Hedging Policy	42
Code of Business Conduct and Ethics	42
Stockholder Communications	42
Certain Legal Proceedings	42
EXECUTIVE AND DIRECTOR COMPENSATION	43
Summary Compensation Table	43
Outstanding Equity Awards at 2022 Fiscal Year-End	47
Director Compensation	48
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	53
HOUSEHOLDING OF PROXY MATERIALS	58
OTHER MATTERS	58
APPENDIX A HALL OF FAME RESORT & ENTERTAINMENT COMPANY AMENDED 2020 OMNIBUS INCENTIVE PLAN AS AMENDED	A-1

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
2014 Champions Gateway
Canton, OH 44708

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2023

OUR BUSINESS
Unless the context otherwise requires, references in this proxy statement to the “Company,” “HOFRE,” “we,” “our,” “us” and similar terms refer to Hall of Fame Resort & Entertainment Company, a Delaware corporation.
Business
We are a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”). Headquartered in Canton, Ohio, we own the Hall of Fame Village, a multi-use sports and entertainment destination centered around the PFHOF’s campus. We expect to create a diversified set of revenue streams through developing themed attractions, premier entertainment programming and sponsorships. We are pursuing a differentiation strategy across three business verticals, including destination-based assets, media, and gaming.
The Company is the survivor of a July 1, 2020, business combination (the “Business Combination”) between a special purpose acquisition company named Gordon Pointe Acquisition Corp. (“GPAQ”) and the then owner of Hall of Fame Village, HOF Village, LLC (“HOF Village”). The Business Combination was consummated pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019; March 10, 2020; and May 22, 2020, the “Merger Agreement”), by and among GPAQ, subsidiaries of GPAQ, including the Company, HOF Village and HOF Village Newco, LLC (“Newco”).
Reverse Stock Split
Effective December 27, 2022, we amended our amended and restated certificate of incorporation to effect a Reverse Stock Split of our issued and outstanding shares of Common Stock at a ratio of 1-for-22 shares (the “Reverse Stock Split”). Every 22 shares of issued and outstanding Common Stock were combined and converted into one issued and outstanding share of Common Stock. Stockholders received cash in lieu of fractional shares. All outstanding restricted stock unit awards, warrants and other securities settled in, exercisable for or convertible into shares of Common Stock were adjusted as a result of the Reverse Stock Split, as required by their respective terms. A proportionate adjustment was also made to the maximum number of shares of Common Stock issuable under the Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan (the “Plan”). The number of authorized shares of Common Stock and the par value per share of Common Stock remains unchanged at $0.0001 per share.
All share numbers and per share prices in this proxy statement have been adjusted to reflect the Reverse Stock Split. The Reverse Stock Split primarily was intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq. The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the payment of cash in lieu of fractional shares).

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
Our Board of Directors has made these materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) of Hall of Fame Resort & Entertainment Company, a Delaware corporation (sometimes referred to in this proxy statement as “we,” “us,” “our,” or the “Company”) to be held virtually, via live webcast at www.virtualshareholdermeeting.com/HOFV2023, on Wednesday, June 7, 2023, at 9:00 a.m. Eastern Daylight Time (“EDT”), and any adjournment or postponement thereof. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may simply complete, date, sign and return a proxy card, or follow the instructions below to vote over the telephone or through the Internet.
What is included in these materials?
These materials include the notice of Annual Meeting, this proxy statement for our Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on March 27, 2023. We first made these materials available to you on the Internet on April 25, 2023. Our principal executive offices are located at the Constellation Center for Excellence, 2014 Champions Gateway, Canton, OH 44708, and our telephone number is (330) 754-3427. We maintain a website at www.hofreco.com. The information on our website is not a part of this proxy statement.
Where and when is the Annual Meeting?
The Annual Meeting will be held on Wednesday, June 7, 2023, at 9:00 a.m. EDT. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. The Annual Meeting will be held via live webcast on the Internet, with no physical location for the meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Any stockholder may listen to the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/HOFV2023. The webcast will begin at 9:00 a.m. EDT.
•	Stockholders may vote and submit questions during the Annual Meeting via live webcast.
•
Stockholders may also submit questions no earlier than 15 minutes prior to the beginning of the webcast for the Annual Meeting by logging in to www.virtualshareholdermeeting.com/HOFV2023 and entering the16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

•
To enter the meeting, please have your 16-digit control number, which is available on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. If you do not have your 16-digit control number, you will be able to listen to the Annual Meeting only and you will not be able to vote or submit questions during the Annual Meeting.

•
Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/HOFV2023.

We recommend that you log in a few minutes before 9:00 a.m. EDT to ensure you are logged in when the Annual Meeting starts. The information on our website is not incorporated by reference into this proxy statement.
If you plan to vote during the Annual Meeting, you may still do so even if you have already returned your proxy.
What do I need in order to be able to participate in the Annual Meeting online?
You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in order to vote your shares or submit questions during the Annual Meeting. If you do not have your 16-digit control number, you will be able to listen to the Annual Meeting only, and will not be able to vote or submit questions during the Annual Meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/HOFV2023.

What if during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?
On the day of the Annual Meeting, if you encounter any difficulties accessing the live webcast of the Annual Meeting or during the Annual Meeting, please call the technical support number that will be posted on the login page for our virtual Annual Meeting for assistance.
Who can vote at the Annual Meeting?
Only holders of record of shares of our Common Stock (the “Common Stock”) at the close of business on April 13, 2023 (the “Record Date”), will be entitled to vote at the Annual Meeting. On the Record Date, there were 5,652,346 shares of our Common Stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
On the Record Date, if your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to fill out and return a proxy card, or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
On the Record Date, if your shares are held not in your name but, rather, in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually.
Please note, however, that if your shares are held of record by a brokerage firm, bank, dealer or other similar organization and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy card issued in your name from that record holder.
What am I voting on?
There are five proposals (collectively, the “Proposals”) being presented for stockholder approval at the Annual Meeting:
•
To elect four Class C directors for three-year terms expiring upon the 2026 Annual Meeting of Stockholders and the election and qualification of their respective successors. We refer to this proposal as “Proposal 1.”

•	To approve an amendment to our Amended 2020 Omnibus Incentive Plan to increase by 275,000 the number of shares available for issuance under the Plan. We refer to this proposal as “Proposal 2.”
•
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants. We refer to this proposal as “Proposal 3.”

•
To approve, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants. We refer to this proposal as “Proposal 4.”

•	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. We refer to this proposal as “Proposal 5.”
In addition to the Proposals, we may transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.

How do I vote?
The Annual Meeting will be held entirely online this year. You may vote by attending the virtual Annual Meeting or by submitting a proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the virtual Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy by mail using a proxy card. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the meeting even if you have already voted by proxy.
•
VOTE BY INTERNET: To vote through the Internet, go to www.proxyvote.com and complete an electronic proxy card. You will be asked to provide the company number and 16-digit control number from your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Your Internet vote must be received by 11:59 p.m. EDT on June 6, 2023, to be counted.

•
VOTE BY MOBILE: To vote using your smartphone or tablet, open the QR Code Reader and scan the image found on your Notice of Internet Availability of Proxy Materials. Once the voting site is displayed you may vote your shares. Your mobile vote must be received by 11:59 p.m. EDT on June 6, 2023, to be counted.

•
VOTE BY TELEPHONE: To vote by telephone, call 1-800-690-6903 (toll-free). Have your proxy card or voting instruction form in hand for the 16-digit control number needed to vote. Your telephone vote must be received by 11:59 p.m. EDT on June 6, 2023, to be counted.

•
VOTE BY MAIL: You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. Mailed proxy cards with respect to shares held of record must be received no later than June 6, 2023.

•
VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
VOTE DURING MEETING: To vote online during the virtual Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/HOFV2023, starting at 9:00 a.m. EDT on Wednesday, June 7, 2023.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted.
Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote online during the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other agent. Follow the instructions from your broker, bank or other agent, or contact that organization to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card, or otherwise vote without marking voting selections, your shares will be voted as follows:
•	“For” the election of each of the four nominees for Class C directors.
•
“For” the approval of an amendment to our Amended 2020 Omnibus Incentive Plan to increase by 275,000 the number of shares of Common Stock of the Company that will be available for issuance under the Amended 2020 Omnibus Incentive Plan.

•
“For” the approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants.

•
“For” the approval of, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance of additional shares to an entity wholly owned by a director of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants.

•	“For” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
If any other matter is properly presented at the Annual Meeting, your proxyholder (the individual named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or agent will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and agents can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, such as the ratification of Grant Thornton LLP as the independent registered public accounting firm. However, brokers and agents cannot use their discretion to vote uninstructed shares with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Accordingly, we believe that without your instructions your broker or agent will be able to vote your shares on Proposal 5 relating to the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. However, we believe that without your instructions your broker or agent will not be permitted to vote your shares on Proposal 1 relating to the election of four Class C directors to serve on our Board, on Proposal 2 relating to the approval of the amendment to the Company’s Amended 2020 Omnibus Incentive Plan, on Proposal 3 relating to the approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants, and on Proposal 4 relating to the approval of, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to: Secretary of Hall of Fame Resort & Entertainment Company, 2014 Champions Gateway, Canton, OH 44708.
•
You may vote during the Annual Meeting which will be hosted via the internet. Simply attending the Annual Meeting online will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting online.

Your most recent proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your brokerage firm, bank, dealer or other agent, you should follow the instructions provided by your broker, bank or other agent.
What are “broker non-votes”?
When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Broker non-votes will be counted towards the presence of a quorum but will not be counted as votes “For” or “Against” any proposal. As discussed above, we believe that without your instructions your broker or agent will be able to vote your shares on Proposal 5 relating to the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. However, we believe that without your instructions your broker or will not be permitted to vote your shares on Proposal 1 relating to the election of four Class C directors to serve on our Board, on Proposal 2 relating to the approval of the amendment to the Company’s Amended 2020 Omnibus Incentive Plan, on Proposal 3 relating to the approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants, and on Proposal 4 relating to the approval of, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, dealer or other agent by the deadline provided in the materials you receive from your brokerage firm, bank, dealer or other agent.
How are votes counted?
Each share of our Common Stock you own entitles you to one vote. The proxy card indicates the number of shares of our Common Stock you owned at the close of business on the Record Date. The inspector of elections will count votes for the Annual Meeting and will separately count “For,” “Against” and “Abstain” votes, and broker non-votes. With regard to Proposal 1, “Abstain” votes will not count as a vote “For” or “Against” a director, because directors are elected by plurality voting. With regard to Proposals 2 through 5, “Abstain” votes will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted as votes “For” or “Against” any proposal. As discussed above, brokers lack the authority to exercise their discretion to vote uninstructed shares on Proposals 1 through 4; however, brokers are permitted to exercise discretion to vote uninstructed shares on Proposal 5.
How many votes are needed to approve each proposal?
The following table summarizes the voting requirements and the effects of abstentions and broker non-votes on each of the proposals to be voted on at the Annual Meeting:
Proposals	Required Vote	Voting Options	Effect of Abstention	Effect of Broker Non-Votes
Proposal 1: Election of Class C Directors	Plurality of votes cast for each nominee (nominees receiving the highest number of “For” votes will be elected)	“For” “Against” “Abstain”	None	None

Proposal 2: Approval of an amendment to our Amended 2020 Omnibus Incentive Plan to increase by 275,000 the number of shares of Common Stock of the Company that will be available for issuance under the Amended 2020 Omnibus Incentive Plan
	Vote of the majority of shares present and entitled to vote (the vote “For” must exceed the vote “Against”)	“For” “Against” “Abstain”	Against	None

Proposal 3: Approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants
	Vote of the majority of shares present and entitled to vote (the vote “For” must exceed the vote “Against”)	“For” “Against” “Abstain”	Against	None

Proposal 4: Approval of, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to an entity wholly owned by a director of additional shares of Common Stock issuable upon the conversion of certain convertible debt and the exercise of certain warrants
	Vote of the majority of shares present and entitled to vote (the vote “For” must exceed the vote “Against”)	“For” “Against” “Abstain”	Against	None

Proposal 5: Ratification of appointment of the Independent Registered Public Accounting Firm	Vote of the majority of shares present and entitled to vote (the vote “For” must exceed the vote “Against”)	“For” “Against” “Abstain”	Against	Not Applicable

What is the quorum requirement?
A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present by virtual attendance at the Annual Meeting or represented by proxy. On the Record Date, there were 5,652,346 shares outstanding and entitled to vote. Thus, the holders of 2,826,174 shares must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present by virtual attendance at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What are the implications of being an “emerging growth company” and a “smaller reporting company”?
We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Stockholder Proposals: SEC rules permit stockholders to submit proposals for inclusion in next year’s annual meeting proxy statement if the stockholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2024 Annual Meeting must be received by our Secretary at 2014 Champions Gateway, Canton, OH 44708 no later than December 30, 2023. All proposals must comply with Rule 14a-8 under the Exchange Act.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is: (1) specified in the notice of a meeting given by or at the direction of our Board of Directors or a duly authorized committee thereof, (2) otherwise properly brought before the annual meeting by or at the direction of our Board of Directors or a duly authorized committee thereof, or (3) properly brought before the annual meeting by a stockholder who is a stockholder of record on the date the notice described below is delivered to the Secretary of the Company, who is entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2024 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices set forth above:
•	not earlier than the close of business on February 8, 2024; and
•	not later than the close of business on March 9, 2024.
If we hold our 2024 annual meeting of stockholders more than 30 days before or more than 60 days after June 7, 2024 (the one-year anniversary date of the 2023 annual meeting of stockholders), the notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the close of business on the later of:
•	the date 90 days prior to such meeting date; or
•	the tenth day following the date such meeting date is first publicly announced or disclosed.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
We encourage stockholders that are contemplating submitting a proposal for inclusion in our proxy statement to contact us beforehand at the address above to allow for a constructive discussion of his or her concerns and for additional information about our practices or policies.
Nomination of Director Candidates. You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors, and should be directed to the Secretary of the Company at the mailing address set forth above.
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with the advance notice procedure set forth in our bylaws, which, in general, require that our Secretary receive the notice within the time period described above for stockholder proposals that are not intended to be included in our proxy statement.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules for purposes of our 2024 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for the 2024 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

PROPOSAL 1

ELECTION OF CLASS C DIRECTORS
Board Size and Structure
The Company’s amended and restated certificate of incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be fixed from time to time by our Board of Directors. The Board has fixed the number of directors at eleven, and our Board currently consists of nine members. In accordance with our Certificate of Incorporation, our Board is divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. Our Board is designated as follows:
•	The Class A directors are Marcus LaMarr Allen and Mary Owen, and their terms will expire at the 2024 annual meeting of stockholders.
•	The Class B directors are David Dennis, Karl L. Holz and Stuart Lichter, and their terms will expire at the 2025 annual meeting of stockholders.
•	The Class C directors are Anthony J. Buzzelli, Michael Crawford, James J. Dolan and Kimberly K. Schaefer, and their terms will expire at the Annual Meeting.
Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the death, resignation or removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified.
Information About Our Class C Director Nominees
The current term of the Class C directors will expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board nominated each of Anthony J. Buzzelli, Michael Crawford, James J. Dolan and Kimberly K. Schaefer for re-election at the Annual Meeting as a Class C director to hold office until the annual meeting of stockholders to be held in 2026 and until such director’s successor is elected and qualified. The nominees have consented to serve a term as Class C directors.
Below is a biography of each of the Class C directors standing for re-election at the Annual Meeting:
Anthony J. Buzzelli. Mr. Buzzelli has served as a member of the Board since the closing of the Business Combination in July 2020 and currently serves as the Audit Committee Chair. Mr. Buzzelli is a Certified Public Accountant (retired) and spent 40 years with Deloitte, where he served management and boards of directors as the Audit and Advisory Partner for a wide range of public and private companies with U.S. and global operations from 1980 to 2011. He was Audit Partner in Charge of the Pittsburgh office from 1989 to 1995, Regional Managing Partner of the Central Atlantic Region from 1995 to 2001, National Managing Partner of U.S. Regions, the Marketing and Business Development and Community Relations leader from 2003 to 2007 and Regional Managing Partner of the Pacific Southwest Region and Office Managing Partner of the Los Angeles office from 2003 to 2011. Mr. Buzzelli served as a member of the U.S. Board of Directors of Deloitte from 2001 to 2004 and as chairman of its Succession Committee from 2010 to 2011. He retired from Deloitte as a Vice Chairman in 2011. He is a past chairman of the Southern California Leadership Network from 2003 to 2009. Mr. Buzzelli served on the board of directors of TriState Capital Holdings, Inc. (NASDAQ: TSC) from 2014 through July 2022 when TSC was acquired by Raymond James Financial. At TSC, Mr. Buzzelli was the lead independent director for two terms and chaired the audit committee and was a member of the risk committee. Mr. Buzzelli received a B.S. in Accounting from The Pennsylvania State University, and also completed the Executive Program in Organizational Change at Stanford University and the Executive Program for Leading Professional Services Firms at Harvard Business School.
Michael Crawford. Mr. Crawford has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Crawford currently serves as President and Chief Executive Officer and Chairman of the Board of Directors of the Company and previously served as HOF Village, LLC’s Chief Executive Officer from December 2018 until June 2020. Mr. Crawford was nominated to the Board by HOF Village, LLC in connection with the Business Combination pursuant to the Director Nominating Agreement. Before joining HOF Village, LLC, Mr. Crawford was an executive at Four Seasons Hotels and Resorts, where he served as Global President of Portfolio Management (2016–2018) and President of Asia Pacific (2014–2016). Previously, Mr. Crawford worked at The Walt Disney Company/Walt Disney Parks and Resorts in various positions from 1990 to 2014, where his last role was Senior Vice President and General Manager of Shanghai Disney Resort and President of Walt Disney Holdings Company in Shanghai (2010–2014). Mr. Crawford has served as a member on the board of directors of Texas Roadhouse (Nasdaq: TXRH) since June 2020, where he also currently serves on the audit, nominating and governance, and compensation committees. Mr. Crawford holds a B.S. in Business Administration from Bowling Green State University and an MBA magna cum laude from the University of Notre Dame’s Mendoza College of Business.
James J. Dolan. Mr. Dolan has served as a member of the Board since the closing of the Business Combination in July 2020 and currently serves as Vice Chairman of the Board. Mr. Dolan was nominated to the Board in connection with the Business Combination pursuant to the Director Nominating Agreement. Mr. Dolan is the Chairman and CEO of Voyager Holdings II, LLC (“Voyager”), a family office and holding company that owns and operates a diversified group of companies in the technology, real estate, financial services, aviation, timber and natural resource industries. Mr. Dolan serves as CEO or Managing Director of a number of Voyager’s portfolio companies. Mr. Dolan previously served as lead independent director and served on the Nominating and Governance and Compensation committees at TriState Capital Holdings (Nasdaq: TSC), a commercial bank in Pittsburgh, Pennsylvania, and Chartwell Investment Partners, an asset management firm based in Radnor, Pennsylvania, and a subsidiary of TriState. Mr. Dolan currently serves on the board of directors of PlanMember Financial Corporation, an asset manager and provider of retirement planning services based in Santa Barbara, California. Mr. Dolan also currently serves as chairman and director of The Pittsburgh Vintage Grand Prix Association, chairman of Going to the Sun Rally, and director of the Shelby American Automobile Club. He is a graduate of Villanova University and Duquesne University School of Law.
Kimberly K. Schaefer. Ms. Schaefer has served as a member of the Board since the closing of the Business Combination in July 2020 and currently serves as the Compensation Committee Chair. Ms. Schaefer has served as President of Two Bit Circus, Inc., a startup concept focusing on social interactions using the latest in technology and gaming, since 2017. Two Bit Circus’s first “micro amusement park” location opened in Los Angeles in 2018. It features unique arcade and midway games, an interactive theatre, story rooms and virtual reality concepts. Prior to Two Bit Circus, Ms. Schaefer worked with Great Wolf Resorts, Inc., which is the largest owner, operator and developer in North America of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities, for more than 18 years, including as their Chief Operating Officer/Chief Brand Officer from 2005 to 2015 and as their Chief Executive Officer from 2009 to September 2015. She was part of the team that took the company public in 2005. As public company CEO, her primary responsibility was overseeing the daily aspects of the strategy of the brand, development and operations as well as investor and analyst presentations and communication. Ms. Schaefer has served on the board of directors of SeaWorld Parks & Entertainment (NYSE: SEAS) since December 2020 where she also serves on the revenue and audit committees and the board of directors of Alpine Acquisition Corp. (NASDAQ: REVE) since August 2021. Previously, Ms. Schaefer was an independent board member of public company Education Reality Trust (NYSE: EDR_OLD), an owner operator and developer of collegiate housing, and of her former employer, Great Wolf Resorts, which is currently owned by Blackstone Group. Ms. Schaefer is a graduate of Edgewood College in Madison, Wisconsin, where she earned a B.S. degree in Accounting and where she previously served on the school’s Board of Trustees.
Vote Required
Each director will be elected by a plurality of the votes of the shares of our Common Stock present in person, or represented by proxy, and entitled to vote. If you hold your shares in your own name and “Abstain” from voting on this matter, your “Abstain” vote will not count as a vote “For” or “Against” a director. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will not be counted as votes “For” or “Against” a director. “Abstain” votes and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 1.

PROPOSAL 2

APPROVAL OF AMENDMENT TO
AMENDED 2020 OMNIBUS INCENTIVE PLAN
Under the Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan (the “Plan”), employees, non-employee directors and consultants who provide services to the Company and its subsidiaries may be granted equity-based incentive awards.
At the Annual Meeting, stockholders will be asked to approve an amendment to the Plan (the “Plan Amendment”), which was unanimously approved by the Board on April 14, 2023, upon the recommendation of our Compensation Committee. The Plan Amendment would increase the number of shares of Common Stock that may be issued under the Plan by two hundred and seventy-five thousand (275,000) shares. The Board believes that this increase is advisable in order to ensure the Company has an adequate number of shares available in connection with its compensation programs. Other than increasing the number of shares available for issuance under the Plan, no other changes are being made to the Plan.
If approved by our stockholders at the Annual Meeting, the Plan Amendment will become effective on June 7, 2023. If we fail to obtain stockholder approval of this proposal at the Annual Meeting, we intend to continue to seek to obtain stockholder approval at each subsequent annual meeting of stockholders and/or special meetings of stockholders until such approval has been obtained, and we will incur the costs associated therewith.
Reasons to Approve Amendment to Amended 2020 Omnibus Incentive Plan
The Plan is intended to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals to perform services, to provide incentive compensation for such individuals in a form that is linked to the growth and profitability of the Company and increases in stockholder value, and to provide opportunities for equity participation that align the interests of recipients with those of its stockholders.
The current Plan authorizes the issuance of a maximum number of shares of Common Stock equal to 264,214. As of April 25, 2023, there were approximately 2,057 shares available for future grants under the Plan, a number that the Board believes to be insufficient to meet our anticipated needs. Also, as of that date, there were 101,180 outstanding restricted stock units under the Plan that, upon vesting, are convertible into an equivalent number of shares of Common Stock. Furthermore, as of that date, there were an additional 13,564 outstanding restricted stock units and 88,967 performance share units, awarded subject to stockholder approval of an increase in available shares under the Plan, that, upon vesting are convertible into an equivalent number of shares of Common Stock. If the Plan Amendment is approved, an additional 275,000 shares of Common Stock will be authorized for issuance under the Plan, resulting in a maximum of 539,214 shares that can be issued under the amended Plan.
The increased share reserve would enable us to continue to grant equity awards to our employees, directors and consultants at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for all of our stockholders. Failure of our stockholders to approve the Plan Amendment would mean that we would have fewer shares that we can grant through long-term incentive awards to our personnel. In that event, we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.
Summary of the Amended 2020 Omnibus Incentive Plan, as Amended
The following is a summary of the principal features of the Plan, as amended by the Plan Amendment. The summary is qualified in its entirety by reference to the full text of the amended Plan, a copy of which is attached as Appendix A.
Purpose
The purpose of the Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals to perform services, to provide incentive compensation for such individuals in a form that is linked to the growth and profitability of the Company and increases in stockholder value, and to provide opportunities for equity participation that align the interests of recipients with those of its stockholders.

Administration
The Board will administer the Plan. The Board has the authority under the Plan to delegate plan administration to a committee of the Board or a subcommittee thereof. The Board or the committee of the Board to which administration of the Plan has been delegated is referred to as the Committee. Subject to certain limitations, the Committee will have broad authority under the terms of the Plan to take certain actions under the Plan.
To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more executive officers of the Company such administrative duties or powers as it may deem advisable. The Committee may authorize one or more directors or executive officers of the Company to designate employees, other than executive officers, non-employee directors, or 10% stockholders of the Company, to receive awards under the Plan and determine the size of any such awards, subject to certain limitations.
No Re-pricing
The Committee may not, without prior approval of the Company’s stockholders, effect any re-pricing of any previously granted “underwater” option or SAR by: (i) amending or modifying the terms of the option or SAR to lower the exercise price or grant price; (ii) canceling the underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price or grant price; or (C) other awards; or (iii) repurchasing the underwater options or SARs and granting new awards under the Plan. An option or SAR will be deemed to be “underwater” at any time when the fair market value of Common Stock is less than the exercise price of the option or the grant price of the SAR.
Stock Subject to the Amended 2020 Omnibus Incentive Plan
Subject to adjustment (as described below), the maximum number of shares of Common Stock authorized for issuance under the Plan will be equal to 539,214, including the increase by 275,000 shares that is the subject of this Proposal 2. This limit is also the limit on the number of incentive stock options that may be granted under the Plan.
Shares that are issued under the Plan or that are subject to outstanding awards will be applied to reduce the maximum number of shares remaining available for issuance under the Plan only to the extent they are used; provided, however, that the full number of shares subject to a stock-settled SAR or other stock-based award will be counted against the shares authorized for issuance under the Plan, regardless of the number of shares actually issued upon settlement of such SAR or other stock-based award. Any shares withheld to satisfy tax withholding obligations on awards issued under the Plan, any shares withheld to pay the exercise price or grant price of awards under the Plan and any shares not issued or delivered as a result of the “net exercise” of an outstanding option or settlement of a SAR in shares will not be counted against the shares authorized for issuance under the Plan and will be available again for grant under the Plan. Shares subject to awards settled in cash will again be available for issuance pursuant to awards granted under the Plan. Any shares related to awards granted under the Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares will be available again for grant under the Plan. Any shares repurchased by the Company on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future grant of awards. To the extent permitted by applicable law, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or a subsidiary or otherwise will not be counted against shares available for issuance pursuant to the Plan. The shares available for issuance under the Plan may be authorized and unissued shares or treasury shares.
Adjustments
In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in the corporate structure or shares of Common Stock, the Committee will make the appropriate adjustment or substitution. These adjustments or substitutions may be to the number and kind of securities and property that may be available for issuance under the Plan. In order to prevent dilution or enlargement of the rights of participants, the Committee may also adjust the number, kind, and exercise price or grant price of securities or other property subject to outstanding awards.

Eligible Participants
Awards may be granted to employees, non-employee directors and consultants of the Company or any of its subsidiaries. A “consultant” for purposes of the Plan is one who renders services to the Company or its subsidiaries that are not in connection with the offer and sale of its securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for its securities. As of April 13, 2023, there were approximately 28 employees and 8 non-employee directors eligible to participate in the Plan.
Types of Awards
The Plan will permit the Company to grant non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, non-employee director awards and other stock-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.
Stock Options. Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The Plan permits the grant of both non-statutory and incentive stock options. Incentive stock options may be granted solely to eligible employees of the Company or any subsidiary. Each stock option granted under the Plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. The exercise price of each stock option granted under the Plan must be at least 100% of the fair market value of a share of Common Stock as of the date the award is granted to a participant. Fair market value under the Plan means, unless otherwise determined by the Committee, the closing sale price of Common Stock, as reported on The Nasdaq Capital Market (“Nasdaq”), on the grant date. The Committee will fix the terms and conditions of each stock option, subject to certain restrictions, such as a ten-year maximum term.
Stock Appreciation Rights. A stock appreciation right, or SAR, is a right granted to receive payment of cash, stock or a combination of both, equal to the excess of the fair market value of shares of Common Stock on the exercise date over the grant price of such shares. Each SAR granted must be evidenced by an award agreement that specifies the grant price, the term, and such other provisions as the Committee may determine. The grant price of a SAR must be at least 100% of the fair market value of Common Stock on the date of grant. The Committee will fix the term of each SAR, but SARs granted under the Plan will not be exercisable more than 10 years after the date the SAR is granted.
Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units. Restricted stock awards, restricted stock units (“RSUs”), and/or deferred stock units may be granted under the Plan. A restricted stock award is an award of Common Stock that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. RSUs or deferred stock units are similar to restricted stock awards except that no shares are actually awarded to the participant on the grant date. Deferred stock units permit the holder to receive shares of Common Stock or the equivalent value in cash or other property at a future time as determined by the Committee. The Committee will determine, and set forth in an award agreement, the period of restriction, the number of shares of restricted stock awards or the number of RSUs or deferred stock units granted, the time of payment for deferred stock units and other such conditions or restrictions.
Performance Awards. Performance awards, in the form of cash, shares of Common Stock, other awards or a combination of both, may be granted under the Plan in such amounts and upon such terms as the Committee may determine. The Committee shall determine, and set forth in an award agreement, the amount of cash and/or number of shares or other awards, the performance goal(s), the performance periods and other terms and conditions. The extent to which the participant achieves his or her performance goal(s) during the applicable performance period will determine the amount of cash and/or number of shares or other awards earned by the participant.
Performance Measures. The performance measures that will be used to establish the performance goal(s) will be based on the attainment of specific levels of performance of the Company and/or one or more affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee, which criteria may be based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) construction management; (xviii) construction timeline; (xix) construction financing; (xx) service or product delivery or quality; (xxi) customer satisfaction; (xxii) employee retention; (xxiii) safety standards; (xxiv) productivity measures; (xxv) cost reduction measures; and/or (xxvi) strategic plan development and implementation.
Non-Employee Director Awards. The Committee at any time and from time-to-time may approve resolutions providing for the automatic grant to non-employee directors of non-statutory stock options or SARs. The Committee may also at any time and from time-to-time grant on a discretionary basis to non-employee directors non-statutory stock options or SARs. In either case, any such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the Committee may establish in its sole discretion consistent with the provisions of the Plan. The Committee may permit non-employee directors to elect to receive all or any portion of their annual retainers, meeting fees or other fees in restricted stock awards, RSUs, deferred stock units or other stock-based awards in lieu of cash. Under the Plan the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $250,000 (increased to $350,000 with respect to any director serving as Chairman of the Board or lead independent director or in the fiscal year of a director’s initial service as a director).
Other Stock-Based Awards. Consistent with the terms of the Plan, other stock-based awards may be granted to participants in such amounts and upon such terms as the Committee may determine.
Dividend Equivalents. With the exception of stock options, SARs and unvested performance awards, awards under the Plan may, in the Committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such shares been issued and outstanding on the dividend payment date. However, no dividends or dividend equivalents may be paid on unvested awards. Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as determined by the Committee.
Termination of Employment or Other Service
The Plan provides for certain default rules in the event of a termination of a participant’s employment or other service. These default rules may be modified in an award agreement or an individual agreement between the Company and a participant. If a participant’s employment or other service with the Company is terminated for cause, then all outstanding awards held by such participant will be terminated and forfeited. In the event a participant’s employment or other service with the Company is terminated by reason of death, disability or retirement, then:
•
All outstanding stock options (excluding non-employee director options in the case of retirement) and SARs held by the participant will, to the extent exercisable, remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expire;

•	All outstanding stock options and SARs that are not exercisable and all outstanding restricted stock will be terminated and forfeited; and
•
All outstanding unvested RSUs, performance awards and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with the Company or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment to be made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.
In the event a participant’s employment or other service with the Company is terminated by reason other than for cause, death, disability or retirement, then:
•
All outstanding stock options (including non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of such termination, but will not be exercisable later than the date the stock options or SARs expire;

•	All outstanding restricted stock will be terminated and forfeited; and
•
All outstanding unvested RSUs, performance awards and other stock-based awards will be terminated and forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with the Company or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

Modification of Rights upon Termination
Upon a participant’s termination of employment or other service with the Company or any subsidiary, the Committee may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, RSUs, deferred stock units, performance awards, non-employee director awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no stock option or SAR may remain exercisable beyond its expiration date and any such action by the Committee adversely affecting any outstanding award will not be effective without the consent of the affected participant, except to the extent the Committee is authorized by the Plan to take such action.
Forfeiture and Recoupment
If a participant is determined by the Committee to have taken any action while providing services to the Company or within one year after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the Plan, all rights of the participant under the Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. The Committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to the Company, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment. The Company may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the Board to determine whether “cause” or “adverse action” exists. The Company is entitled to withhold and deduct future wages or make other arrangements to collect any amount due.
In addition, if the Company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any award received by such individual under the Plan during the 12 month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement. The Company also may seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which Common Stock is then listed or traded or any policy adopted by the Company.
Effect of Change in Control
Generally, a change in control will mean:
•	The acquisition, other than from the Company, by any individual, entity or group of beneficial ownership of 50% or more of the then outstanding shares of Common Stock;
•
The consummation of a reorganization, merger or consolidation of the Company with respect to which all or substantially all of the individuals or entities who were the beneficial owners of Common Stock immediately prior to the transaction do not, following the transaction, beneficially own more than 50% of the outstanding shares of Common Stock and voting securities of the corporation resulting from the transaction; or

•	A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.
Subject to the terms of the applicable award agreement or an individual agreement between the Company and a participant, upon a change in control, the Committee may, in its discretion, determine whether some or all outstanding options and SARs shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and RSUs shall lapse in full or in part and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. The Committee may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to the Company by the holder, to be immediately cancelled by the Company, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding the Company or a combination of both cash and such shares of stock.
Term, Termination and Amendment
Unless sooner terminated by the Board, the Plan will terminate at midnight on the day before the ten-year anniversary of its effective date. No award will be granted after termination of the Plan, but awards outstanding upon termination of the Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.
Subject to certain exceptions, the Company’s Board of Directors has the authority to suspend or terminate the Plan or terminate any outstanding award agreement and the Board has the authority to amend the Plan or amend or modify the terms of any outstanding award at any time and from time to time. No amendments to the Plan will be effective without approval of the Company’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), the rules of the primary stock exchange on which our Common Stock is then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Plan; or (b) such amendment would: (i) materially increase benefits accruing to participants; (ii) modify the re-pricing provisions of the Plan; (iii) increase the aggregate number of shares of Common Stock issued or issuable under the Plan; (iv) increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued or the aggregate value of awards which may be made, in respect of any type of award to any single participant during any specified period; (v) modify the eligibility requirements for participants in the Plan; or (vi) reduce the minimum exercise price or grant price as set forth in the Plan. No termination, suspension or amendment of the Plan or an award agreement shall adversely affect any award previously granted under the Plan without the written consent of the participant holding such award.

Federal Income Tax Information
The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to participants and the Company of transactions under the Plan. This summary is intended for general information purposes and not as tax guidance to participants in the Plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Plan.
Tax Consequences of Awards
Incentive Stock Options. With respect to incentive stock options, generally, the participant is not taxed, and the Company is not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Code continue to be met. If the participant meets the employment requirements and does not dispose of the shares of Common Stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of Common Stock are disposed of before those periods expire, which is called a disqualifying disposition, the participant will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of Common Stock on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, the Company will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.
Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the participant. Upon exercise of the stock option, the participant will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of Common Stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and the Company will be entitled to a deduction in an equal amount in the same tax year, assuming that a deduction is allowed under Section 162(m) of the Code. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.
SARs. The grant of a SAR will not cause the participant to recognize ordinary income or entitle the Company to a deduction for federal income tax purposes. Upon the exercise of a SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and the Company will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.
Restricted Stock Awards, RSUs, Deferred Stock Units and Other Stock-Based Awards. The federal income tax consequences with respect to restricted stock awards, RSUs, deferred stock units, performance shares and performance share units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if an award of stock granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by the Company, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to an award of stock that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and the Company’s deduction, assuming that a deduction is allowed under Section 162(m) of the Code, will be measured and timed as of the grant date of the award. If the stock award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock unit award or other stock-based award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives the stock free of any substantial risk of forfeiture (or receives cash in lieu of such stock) and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by the Company, assuming that a deduction is allowed under Section 162(m) of the Code.
Withholding Obligations
The Company is entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the participant to pay to the Company, an amount necessary for it to satisfy the participant’s federal, state or local tax withholding obligations with respect to awards granted under the Plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. The Committee may permit a participant to satisfy a tax withholding obligation by withholding shares of Common Stock underlying an award, tendering previously acquired shares, delivery of a broker exercise notice or a combination of these methods.
Code Section 409A
A participant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time a grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.
Code Section 162(m)
Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual who is a “covered employee” is not deductible by the Company to the extent it exceeds $1 million. The Tax Cut and Jobs Act, signed into law on December 22, 2017, amended Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three most highly compensated officers (other than the Chief Executive Officer or the Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table included in the proxy statement for the Company’s Annual Meeting; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2016 as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit.
Excise Tax on Parachute Payments
Unless otherwise provided in a separate agreement between a participant and the Company, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from the Company, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, the Company will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.
New Plan Benefits
With the exception of the performance share unit and restricted stock unit awards described in the table below, because awards to be granted in the future under the Plan are at the discretion of the Board and the Compensation Committee, it is not possible to determine the number or type of awards that will be received under the Plan by eligible participants, including the executive group, non-executive director group, and non-executive officer employee group.

The following table sets forth grants of performance share units and restricted stock units approved by the Board and the Compensation Committee that are contingent upon stockholder approval of this Proposal 2, as of April 25, 2023.
Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Performance Share Units (PSUs) and Restricted Stock Units (RSUs)
Michael Crawford, President, Chief Executive Officer and Chairman	900,000	88,967 PSUs(2)
Benjamin Lee, Chief Financial Officer	75,000	5,813 RSUs
Tara Charnes, General Counsel and Secretary	100,000	7,751 RSUs
Executive Group(3)	1,075,000	102,531(2)(4)
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—
(1)	As of the date of Board approval of such grants of restricted stock units.
(2)
The actual number of PSUs earned is determined based on the percentage achievement of each predetermined performance target with no award earned if the minimum threshold is not achieved. Maximum payout is capped at 150% of the target number of PSUs granted or 133,450 PSUs.

(3)
The Executive Group consists of: (i) Michael Crawford, President, Chief Executive Officer and Chairman, (ii) Benjamin Lee, Chief Financial Officer, (iii) Tara Charnes, General Counsel and Secretary, (iv) Michael Levy, President of Operations, (v) Anne Graffice, Executive Vice President of Global Marketing and Public Affairs, (vi) Lisa Gould, Senior Vice President of Human Resources, and (vii) Vic Gregovits, Executive Vice President of Global Sales and Marketing.

(4)	Includes 88,967 PSUs and 13,564 RSUs.
Vote Required
Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will count as a vote “Against” this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will not be counted as votes “For” or “Against” this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF CERTAIN CONVERTIBLE DEBT AND THE EXERCISE OF CERTAIN WARRANTS
Background and Overview
We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(d). Our Common Stock is currently listed on the Nasdaq Capital Market and trades under the ticker symbol “HOFV.” As such, we are subject to Nasdaq Marketplace Rules. Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) in connection with a transaction, or series of related transactions, other than a public offering at a price less than the “Minimum Price” which either alone or together with sales by officers, directors or substantial stockholders of the company equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance. For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. In determining whether multiple issuances should be aggregated for purposes of Nasdaq Listing Rule 5635(d), Nasdaq will consider several factors, including the timing of the issuances.
On November 7, 2022, the Company entered into a letter agreement (the “IRG Letter Agreement”) with Industrial Realty Group, LLC (“IRGLLC”), pursuant to which IRGLLC agreed that IRGLLC and IRGLLC’s affiliates and related parties, which consist of CH Capital Lending, LLC (“CHCL”), IRG, LLC (“IRG, LLC”), Industrial Realty Group, Inc. (“IRGInc”), JKP Financial, LLC (“JKP”) and Midwest Lender Fund, LLC (“MLF” and, collectively, “IRG Affiliate Lenders”), will provide the Company and its subsidiaries with certain financial support described below in exchange for certain consideration described in more detail below, which consideration in brief includes (i) issuance of 90,909 shares of Common Stock (giving effect to the Reverse Stock Split) allocated among IRG, LLC, CHCL and JKP; (ii) amendment of, and entry into, certain debt convertible into shares of Common Stock; and (iii) amendment of certain warrants to purchase shares of Common Stock. Stuart Lichter, a director of the Company, is President and Chairman of the Board of IRGLLC. On March 17, 2023, pursuant to the IRG Letter Agreement, the Company and certain of its subsidiaries signed amendments to (a) certain IRG Affiliate Lender credit arrangements (and entered into backup notes for two credit arrangements) and (b) warrants issued by the Company held by IRG Affiliate Lenders (collectively, including the IRG Letter Agreement, defined as “Transaction Documents” below), effective as of November 7, 2022 (unless otherwise noted), as consideration for the IRG Financial Support (defined below). In order to avoid violating Nasdaq Listing Rule 5635(d) prior to obtaining stockholder approval of the issuance of additional shares of Common Stock under the Transaction Documents, the total cumulative number of additional shares of Common Stock that may be issued under the Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d), except that such limitation will not apply following stockholder approval of this Proposal 3.
Financial Support Provided to the Company
The financial support provided under the IRG Letter Agreement consists of the following (the “IRG Financial Support”):
•
Waterpark Construction Financing Facilitation. IRGLLC agreed that its affiliate CHCL, would help facilitate the closing of financing with Oak Street Real Estate Capital, LLC (“Oak Street”) with regard to construction of structures for use as an indoor waterpark and other uses ancillary thereto on property located at Hall of Fame Village, Canton, Ohio (the “Waterpark Project”), by among other things, releasing CHCL’s first mortgage lien on the leasehold interests (the “Stadium Leasehold Interests”) in certain real property located in the City of Canton, Ohio on which is situated the Tom Benson Hall of Fame Stadium (the “Stadium”) and pledge of membership interests in the Company’s subsidiary HOF Village Stadium, LLC (“HOFV Stadium”). In addition, IRGLLC agreed to provide a completion guaranty to facilitate other needed financing for the Waterpark Project, as required.

•
Extension of CHCL Bridge Loan. IRGLLC agreed that CHCL would extend to March 31, 2024 the maturity of the promissory note dated June 16, 2022, issued by the Company, HOF Village Retail I, LLC and HOF Village Retail II, LLC, as borrowers, to CHCL, as lender (the “Bridge Loan”).

•
Provide One Year Extension Option for All IRG Affiliate Lender Loans. All loans from IRG Affiliate Lenders will be amended to provide for an optional one-year extension of their maturity until March 31, 2025 for a one percent extension fee, which is payable if and when an IRG Affiliate Lender loan is extended.

•
Tapestry Hotel Construction Financing Commitment Letter. IRGLLC agreed to provide a commitment for financing the ground-up development of a 180-room family hotel (the “Hotel Project”), as set forth in the commitment letter (the “Hotel Construction Loan Commitment Letter”), by and among the Company, as guarantor, HOF Village Hotel WP, LLC (“Hotel”), an indirect subsidiary of the Company, as borrower, and IRGInc, as lender. Pursuant to the terms of the Hotel Construction Loan Commitment Letter, IRGInc committed to provide, or to arrange for one of IRGInc’s affiliates to provide, a loan of $28,000,000 (the “Hotel Construction Loan”) to finance a portion of Hotel’s costs and expenses in connection with the Hotel Project on approximately 1.64 acres of land located in the Hall of Fame Village, Canton, Ohio (the “Hotel Property”), adjacent to the Waterpark Property.

Consideration Provided by the Company to IRG Affiliate Lenders
In consideration of the IRG Financial Support to be received by the Company and its subsidiaries, the Company entered into a series of transactions set forth in the transaction documents described below in this Proposal 3 (the “Transaction Documents”) that, among other things, in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act, provide for the issuance of shares of Common Stock (i) as a fee on or about December 22, 2022, (ii) upon the conversion of certain amended and backup convertible debt, consisting of debt under the Term Loan Agreement, the Amended Bridge Loan Note, the Amended IRG Note, the Amended Second JKP Note, the Backup First JKP Note and the Backup MLF Note (as such terms are further defined below), and (iii) upon the exercise of certain warrants, consisting of the Term Loan Warrant, the Amended Series C Warrant, the Amended Series D Warrant, the IRG Warrant, First JKP Note Warrant, the Second JKP Note Warrant and the MLF Warrant (as such terms are further defined below). In order to avoid violating Nasdaq Listing Rule 5635(d) prior to obtaining stockholder approval of the transactions set forth in the Transaction Documents, the total cumulative number of shares of Common Stock that may be issued under the Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d), except that such limitation will not apply following stockholder approval of this Proposal 3.
Amendment Number 8 to Term Loan
Effective November 7, 2022, the Company and its subsidiaries HOF Village Newco, LLC (“Newco”) and HOF Village Youth Fields, LLC (“Youth Fields”) entered into (1) Amendment No. 8 to Term Loan Agreement (“Amendment Number 8”) with CHCL, as administrative agent and lender, which amends that certain term loan agreement dated as of December 1, 2020 (as amended, the “Term Loan Agreement” and the loan thereunder, the “Term Loan”), and (2) the $8,786,701 Second Amended and Restated Secured Cognovit Promissory Note thereunder (the “Term Loan Note” and, collectively with Amendment Number 8, the “Term Loan Amendment”). Under the Term Loan Amendment: (i) HOF Village Stadium, LLC (“Stadium”), a subsidiary of the Company, has been released from its obligations under the Term Loan Agreement; (ii) the Term Loan interest rate increased from 12% to 12.5%, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date; (iii) the price at which the principal and accumulated and unpaid interest under the Term Loan is convertible into shares of Common Stock is reset to $12.77 per share of Common Stock (giving effect to the Reverse Stock Split), subject to adjustment, including a weighted-average antidilution adjustment; (iv) the Company issued to CHCL an additional 21,180 restricted shares of Common Stock (giving effect to the Reverse Stock Split) on or about December 22, 2022; (v) the Company agreed to amend and restate, effective November 7, 2022, the Series E Common Stock Purchase Warrant (Certificate No. Series E No. W-1) issued by the Company to CHCL on or about March 1, 2022 (as amended, the “Term Loan Warrant”), as describe below; (vi) the Company was given an option to extend the maturity date form March 31, 2024 to March 31, 2025 upon payment to CHCL of an extension fee equal to one percent (1%) of the outstanding principal balance of the Term Loan; and (vii) the obligations under the Term Loan Agreement are cross-collateralized with the obligations under the Amended Bridge Loan Note, the Amended IRG Note, the Amended Second JKP Note, the Backup First JKP Note and the Backup MLF Note (as such terms are defined below).
As amended, the Term Loan Warrant has an exercise price of $12.77 per share of Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of Common Stock issuable upon exercise of the Term Loan Warrant is 45,419 shares of Common Stock. The Term Loan Warrant may be exercised from and after April 18, 2023, subject to certain terms and conditions set forth in the Term Loan Warrant. Any unexercised portion of the Term Loan Warrant will expire on March 1, 2029.
Amended Bridge Loan Note
Effective November 7, 2022, the Company and its subsidiaries Newco and Youth Fields entered into the $10,504,940.89 principal amount Joinder and First Amended and Restated Secured Cognovit Promissory Note with CHCL (as amended, the “Amended Bridge Loan Note”), reflecting a loan from CHCL to the Company (the “Bridge Loan”), which amends and restates the Cognovit Promissory Note, dated as of June 16, 2022, in the original principal amount of $10,500,000, executed and delivered by the Company and its subsidiaries Village Retail I, LLC (“HOFV Retail I”) and HOF Village Retail II, LLC (“HOFV Retail II”) to CHCL (the “Original Bridge Loan Note”). Under the Amended Bridge Loan Note: (i) HOFV Retail I and HOFV Retail II were released from their obligations under the Original Bridge Loan Note; (ii) the Bridge Loan interest rate increased from 12% to 12.5%, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date; (iii) the Company issued to CHCL an additional 17,723 restricted shares of Common Stock (giving effect to the Reverse Stock Split) on or about December 22, 2022; (iv) the principal and accrued interest were made convertible into shares of Common Stock at a conversion price of $12.77 per share of Common Stock (giving effect to the Reverse Stock Split), subject to adjustment, including a weighted-average antidilution adjustment; (v) the Company agreed to amend and restate, effective November 7, 2022, the Series C Common Stock Purchase Warrant (Certificate No. No. 2020 W-1) originally issued by the Company to CHCL on or about December 29, 2020 (as amended, the “Amended Series C Warrant”), as described below; (vi) the Company agreed to amend and restate, effective November 7, 2022, the Series D Common Stock Purchase Warrant (Certificate No. Series D No. W-1) originally issued by the Company to CHCL on or about June 4, 2021 (as amended, the “Amended Series D Warrant”), as describe below; (vii) the Company was given an option to extend the maturity date form March 31, 2024 to March 31, 2025 upon payment to CHCL of an extension fee equal to one percent (1%) of the outstanding principal balance of the Term Loan; and (viii) the obligations under the Amended Bridge Loan Note are cross-collateralized with the obligations under the Term Loan Agreement, the Amended IRG Note, the Amended Second JKP Note, the Backup First JKP Note and the Backup MLF Note.
As amended, the Amended Series C Warrant has an exercise price of $12.77 per share of Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of Common Stock issuable upon exercise of the Amended Series C Warrant is 455,867 shares of Common Stock. The Amended Series C Warrant may be exercised from and after April 18, 2023, subject to certain terms and conditions set forth in the Amended Series C Warrant. Any unexercised portion of the Amended Series C Warrant will expire on March 1, 2029.
As amended, the Amended Series D Warrant has an exercise price of $12.77 per share of Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of Common Stock issuable upon exercise of the Amended Series D Warrant is 111,321 shares of Common Stock. The Amended Series D Warrant may be exercised from and after April 18, 2023, subject to certain terms and conditions set forth in the Amended Series D Warrant. Any unexercised portion of the Amended Series D Warrant will expire on March 1, 2029.
Amended IRG Note
Effective November 7, 2022, the Company and its subsidiaries Newco and Youth Fields entered into the $4,273,543.46 principal amount Joinder and Second Amended and Restated Secured Cognovit Promissory Note with IRG, LLC (as amended, the “Amended IRG Note”), which amends and restates the First Amended and Restated Promissory Note, dated March 1, 2022, issued by the Company to IRG, LLC. Under the Amended IRG Note: (i) the interest rate increased from 8% to 12.5%, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date; (ii) the Company issued to IRG, LLC an additional 10,268 restricted shares of Common Stock (giving effect to the Reverse Stock Split) on or about December 22, 2022; (iii) the price at which the principal and accumulated and unpaid interest under the Amended IRG Note is convertible into shares of Common Stock is reset to $12.77 per share of Common Stock (giving effect to the Reverse Stock Split), subject to adjustment, including a weighted-average antidilution adjustment; (iv) the Company agreed to amend and restate, effective November 7, 2022, the Series E Common Stock Purchase

Warrant (Certificate No. Series E No. W-2) issued by the Company to CHCL on or about March 1, 2022 (as amended, the “IRG Warrant”), as described below; (vi) the Company was given an option to extend the maturity date form March 31, 2024 to March 31, 2025 upon payment to IRG, LLC of an extension fee equal to one percent (1%) of the outstanding principal balance of the Amended IRG Note; and (vii) the obligations under the Amended IRG Note are cross-collateralized with the obligations under the Amended Bridge Loan Note, the Term Loan Agreement, the Amended Second JKP Note, the Backup First JKP Note and the Backup MLF Note.
As amended, the IRG Warrant has an exercise price of $12.77 per share of Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of Common Stock issuable upon exercise of the IRG Warrant is 22,709 shares of Common Stock. The IRG Warrant may be exercised from and after April 18, 2023, subject to certain terms and conditions set forth in the IRG Warrant. Any unexercised portion of the IRG Warrant will expire on March 1, 2029.
Amended Second JKP Note
Effective November 7, 2022, the Company and its subsidiaries Newco and Youth Fields entered into the $4,273,543.46 principal amount Joinder and Second Amended and Restated Secured Cognovit Promissory Note with JKP (as amended, the “Amended Second JKP Note”), which amends and restates the First Amended and Restated Promissory Note, dated March 1, 2022, issued by the Company to JKP. Under the Amended Second JKP Note: (i) the interest rate increased from 8% to 12.5%, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date; (ii) the Company issued to JKP an additional 10,268 restricted shares of Common Stock (giving effect to the Reverse Stock Split) on or about December 22, 2022; (iii) the price at which the principal and accumulated and unpaid interest under the Amended Second JKP Note is convertible into shares of Common Stock is reset to $12.77 per share of Common Stock (giving effect to the Reverse Stock Split), subject to adjustment, including a weighted-average antidilution adjustment; (iv) the Company agreed to amend and restate, effective November 7, 2022, the Series F Common Stock Purchase Warrant (Certificate No. Series F No. W-2) issued by the Company to JKP on or about March 1, 2022 (as amended, the “Second JKP Note Warrant”), as described below; (vi) the Company was given an option to extend the maturity date form March 31, 2024 to March 31, 2025 upon payment to JKP of an extension fee equal to one percent (1%) of the outstanding principal balance of the Amended Second JKP Note; and (vii) the obligations under the Amended Second JKP Note are cross-collateralized with the obligations under the Amended Bridge Loan Note, the Term Loan Agreement, the Amended IRG Note, the Backup First JKP Note and the Backup MLF Note.
As amended, the Second JKP Note Warrant has an exercise price of $12.77 per share of Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of Common Stock issuable upon exercise of the Second JKP Note Warrant is 22,709 shares of Common Stock. The Second JKP Note Warrant may be exercised from and after April 18, 2023, subject to certain terms and conditions set forth in the Second JKP Note Warrant. Any unexercised portion of the Second JKP Note Warrant will expire on March 1, 2029.
Backup First JKP Note
Effective November 7, 2022, the Company and its subsidiaries Newco and Youth Fields entered into the $9,097,203.95 principal amount Secured Cognovit Promissory Note with JKP (the “Backup First JKP Note”), which provides benefits to JKP incremental to and offset by the Secured Cognovit Promissory Note, dated as of June 19, 2020, in the original principal amount of $7,000,000, issued by HOF Village, LLC and HOF Village Hotel II, LLC (“HOFV Hotel II”) to JKP, as assigned by HOF Village, LLC to Newco pursuant to the Contribution Agreement dated as of June 30, 2020, by and between HOF Village, LLC and Newco, as amended by the First Amendment to Secured Cognovit Promissory Note, dated as of December 1, 2020, by and between Newco and HOFV Hotel II and JKP as amended by the Joinder and Second Amendment to Secured Cognovit Promissory Note, dated as of March 1, 2022, reflecting a revised principal amount of $8,394,836, by and between Newco, HOFV Hotel II, and the Company, and JKP (as so amended and assigned, and as it may further be amended, restated, supplemented, waived, or otherwise modified from time to time, the “First JKP Note”). Under the terms of the Backup First JKP Note, (a) all amounts that are outstanding under the First JKP Note are deemed to be outstanding under the Backup JKP Note; (b) all amounts that are paid to JKP by HOFV Hotel II under the First JKP Note will be credited against the amounts due and payable under Backup First JKP Note; (c) all amounts that are paid to JKP under the Backup First JKP Note will be credited against the amounts due and payable under the First JKP Note; and (d) if all or any portion of the principal amount of the Backup First JKP Note is converted into shares of Common Stock pursuant to the terms of the Backup First JKP Note, then the principal amount so converted shall be credited against the amounts due and payable under the First JKP Note.
Under the Backup First JKP Note: (i) the interest rate is 12.5%, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date; (ii) the Company issued to JKP 21,858 restricted shares of Common Stock (giving effect to the Reverse Stock Split) on or about December 22, 2022; (iii) the price at which the principal and accumulated and unpaid interest under the Backup First JKP Note is convertible into shares of Common Stock is set to $12.77 per share of Common Stock (giving effect to the Reverse Stock Split), subject to adjustment, including a weighted-average antidilution adjustment; (iv) the Company agreed to amend and restate, effective November 7, 2022, the Series F Common Stock Purchase Warrant (Certificate No. Series F No. W-1) issued by the Company to JKP on or about March 1, 2022 (as amended, the “First JKP Note Warrant”), as described below; (vi) the Company was given an option to extend the maturity date form March 31, 2024 to March 31, 2025 upon payment to JKP of an extension fee equal to one percent (1%) of the outstanding principal balance of the Backup First JKP Note; and (vii) the obligations under the Backup First JKP Note are cross-collateralized with the obligations under the Amended Bridge Loan Note, the Term Loan Agreement, the Amended IRG Note, the Amended Second JKP Note and the Backup MLF Note.
As amended, the First JKP Note Warrant has an exercise price of $12.77 per share of Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of Common Stock issuable upon exercise of the First JKP Note Warrant is 45,419 shares of Common Stock. The First JKP Note Warrant may be exercised from and after April 18, 2023, subject to certain terms and conditions set forth in the First JKP Note Warrant. Any unexercised portion of the First JKP Note Warrant will expire on March 1, 2029.
Backup MLF Note
Effective November 7, 2022, the Company and its subsidiaries Newco and Youth Fields entered into the $4,000,000 principal amount Secured Cognovit Promissory Note with MLF (the “Backup MLF Note”), which provides benefits to MLF incremental to and offset by the Cognovit Promissory Note, dated as of April 27, 2022, in the original principal amount of $4,000,000, executed and delivered by HOF Village Center for Performance, LLC (“HOFV CFP”) to MLF (as amended, restated, supplemented, waived, or otherwise modified from time to time, the “Original MLF Note”). Under the terms of the Backup MLF Note, (a) all amounts that are outstanding under the Original MLF Note are deemed to be outstanding under the Backup MLF Note; (b) all amounts that are paid to MLF by HOFV CFP under the Original MLF Note will be credited against the amounts due and payable under Backup MLF Note; (c) all amounts that are paid to MLF under the Backup MLF Note will be credited against the amounts due and payable under the Original MLF Note; and (d) if all or any portion of the principal amount of the Backup MLF Note is converted into shares of Common Stock pursuant to the terms of the Backup MLF Note, then the principal amount so converted shall be credited against the amounts due and payable under the Original MLF Note.
Under the Backup MLF Note: (i) the interest rate is 12.5%, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date; (ii) effective upon obtaining approval of the Company’s stockholders under Nasdaq listing rule 5635(c), the principal and accumulated and unpaid interest under the Backup MLF Note is convertible into shares of Common Stock at a price of $12.77 per share of Common Stock (giving effect to the Reverse Stock Split), subject to adjustment, including a weighted-average antidilution adjustment; (iii) the Company agreed to amend and restate, effective obtaining approval of the Company’s stockholders under Nasdaq listing rule 5635(c), the Series G Common Stock Purchase Warrant (Certificate No. Series G No. W-1) issued by the Company to MLF on or about March 1, 2022 (as amended, the “Amended MLF Warrant”), as described below; (iv) the Company was given an option to extend the maturity date form March 31, 2024 to March 31, 2025 upon payment to MLF of an extension fee equal to one percent (1%) of the outstanding principal balance of the Backup MLF Note; and (v) the obligations under the Backup MLF Note are cross-collateralized with the obligations under the Amended Bridge Loan Note, the Term Loan Agreement, the Amended IRG Note, the Amended Second JKP Note and the Backup First JKP Note.
As amended, the Amended MLF Warrant has an exercise price of $12.77 per share of Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of Common Stock issuable upon exercise of the Amended MLF Warrant is 5,677 shares of Common Stock. The Amended MLF Warrant may be exercised from and after 30 days after date approved by stockholders under Nasdaq listing rule 5635(c) under Proposal 4, subject to certain terms and conditions set forth in the Amended MLF Warrant. Any unexercised portion of the Amended MLF Warrant will expire on June 8, 2029.
Audit Committee and Board Approval Process and Considerations
IRGLLC, IRGInc, CHCL, IRGLLC, and MLF are each deemed a “related person” as defined in the Company’s Related Person Transactions Policy (the “Related Person Transitions Policy”) because Stuart Lichter, a director of the Company, is (i) President and Chairman of the Board of IRGLLC, (ii) controls IRGInc, (iii) controls CHCL, (iv) controls IRG, LLC and (v) owns 100% of the limited liability company interests of MLF. JKP, the Chief Executive Officer of which is also the Chief Executive Officer of IRGLLC, is not a “related person” under the Related Person Transaction Policy. However, the Company reviewed and approved the transactions with JKP following the same process that the Company uses for related person transactions. Accordingly, the Transaction Documents, including the IRG Financial Support and the IRG Consideration provided therein, were reviewed and approved as related person transactions as contemplated by the Related Person Transactions Policy.
Under the terms of the Company’s Related Person Transactions Policy and the Company’s Audit Committee Charter, the Company’s Audit Committee is charged with conducting an appropriate review and oversight of all related person transactions on an ongoing basis and, as may be determined by the Audit Committee, approving any related person transactions. Under that review, the Audit Committee must consider the expected benefit to the Company of the transaction, the terms of the transaction as compared to terms available from unrelated third parties, and, if the related person is a director or affiliated with a director, the impact on such director’s independence. The Audit Committee considered the following, with advice from our management and legal advisors, and approved the IRG Letter Agreement on November 5, 2022 and the other Transaction Documents on March 8, 2023, and in each case recommended that the Board approve the same:
•
The IRG Financial Support, among other things: (i) helps complete the planned capital stack for the waterpark while providing upfront cash needed to begin construction in the near term; and (ii) provides a funding commitment for the on-site hotel facilitating completion of all Phase II assets.

•	The proceeds from the exercise of warrants under the Transaction Documents will provide useful working capital to assist us in executing our development plans for Phases II and III.
•
Considering the limited availability of external capital, the transactions with IRG under the Transaction Documents allow the Company to avoid the negative effect of not being able to (i) complete construction of Phase II assets and (ii) meet future financial obligations as they become due.

•	Our current financial condition, results of operations, cash flow and liquidity require us to raise additional capital for ongoing operational needs.
•
Our management explored various possible financing options with other potential investors and coupled with the impact of COVID-19 on the current financial markets, we are not aware of an ability for us to obtain the financing needed for our interim cash needs at a comparable level to the Transaction Documents, or at all.

•
Regarding the independence implications, the Board does not consider Mr. Lichter to be an independent director. Thus, the transactions under the Transaction Documents will have no impact on Mr. Lichter’s independence status. As the Company’s largest beneficial stockholder, Mr. Lichter’s interests are generally aligned with the interests of the Company and its other stockholders.

Following such Audit Committee approval and recommendation that the Board approve the same, the Board considered the above factors and the Audit Committee approval and, with advice from our management and legal advisors, approved the IRG Letter Agreement on November 5, 2022 and the other Transaction Documents on March 8, 2023. The Board determined that Proposal 3 is advisable and in the best interest of our stockholders and recommended that our stockholders vote in favor of Proposal 3. In view of the variety of factors considered in connection with the evaluation of Proposal 3, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.

Why We Need Stockholder Approval
The Transaction Documents provide for the potential issuance in the aggregate of approximately 3,914,754 shares of Common Stock, or 69.3% of the outstanding Common Stock on April 13, 2023, based on exercise prices and conversion prices as of such date (in each case, $12.77 per share of Common Stock) and including (i) 709,121 shares of Common Stock issuable under outstanding warrants amended by the Transaction Documents, and (ii) 910,366 shares of Common Stock issuable under convertible debt amended by the Transaction Documents. Excluding the shares of Common Stock that were issuable under such outstanding warrants and outstanding convertible debt, the Transaction Documents provide for the potential issuance in the aggregate of approximately 2,295,267 shares of Common Stock, or 40.6% of the outstanding Common Stock on April 13, 2023, based on exercise prices and conversion prices as of such date. Because the exercise prices and conversion prices can be adjusted downward, it is possible that the exercise of the warrants and the conversion of the convertible debt could, in the future, result in the issuance of additional shares of Common Stock.
Given the foregoing, we are seeking stockholder approval under this Proposal 3, to comply with Nasdaq Listing Rule 5635(d), to issue more than 20% of our outstanding Common Stock under the terms of the Transaction Documents.
Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, if the convertible debt is converted and/or the warrants are exercised, our current stockholders will own a smaller percentage of outstanding shares of our Common Stock.
The issuance of securities under the Transaction Documents, may cause a reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of our Common Stock issued under the Transaction Documents could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of our Common Stock that may be issued under the Transaction Documents may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.
Consequences of Not Approving this Proposal
If our stockholders do not approve this Proposal 3, shares of Common Stock will not be issued under the Transaction Documents in a manner that violates Nasdaq Listing Rule 5635(d). As a result, to the extent that any future issuance of shares of Common Stock under the Transaction Documents would result in the issuance of more than 20% of our outstanding Common Stock, we would, in lieu of issuing such shares above these thresholds, be obligated to call a meeting of stockholders to seek stockholder approval.
Additional Information
This summary is intended to provide you with basic information concerning the Transactions Documents. The full text of the Transaction Documents was included in exhibits to our Current Reports on Form 8-K filed with the SEC on November 9, 2022 and March 22, 2023.
Vote Required
Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will count as a vote “Against” this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will not be counted as votes “For” or “Against” this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

PROPOSAL 4

APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(C), THE
ISSUANCE TO AN ENTITY WHOLLY OWNED BY A DIRECTOR OF ADDITIONAL SHARES OF
COMMON STOCK ISSUABLE UPON THE CONVERSION OF CERTAIN CONVERTIBLE DEBT AND
THE EXERCISE OF CERTAIN WARRANTS
Background
Effective November 7, 2022, the Company and its subsidiaries Newco, and Youth Fields entered into a $4,000,000 principal amount Secured Cognovit Promissory Note (the “Backup MLF Note”) issued to Midwest Lender Fund, LLC (“MLF”), consistent with the IRG Letter Agreement described in Proposal 3. MLF is wholly owned by our director Stuart Lichter. The Backup MLF Note provides benefits to MLF incremental to and offset by the Cognovit Promissory Note, dated as of April 27, 2022, in the original principal amount of $4,000,000, executed and delivered by HOF Village Center for Performance, LLC (“HOFV CFP”) to MLF (as amended, restated, supplemented, waived, or otherwise modified from time to time, the “Original MLF Note”). Under the terms of the Backup MLF Note, (a) all amounts that are outstanding under the Original MLF Note are deemed to be outstanding under the Backup MLF Note; (b) all amounts that are paid to MLF by HOFV CFP under the Original MLF Note will be credited against the amounts due and payable under Backup MLF Note; (c) all amounts that are paid to MLF under the Backup MLF Note will be credited against the amounts due and payable under the Original MLF Note; and (d) if all or any portion of the principal amount of the Backup MLF Note is converted into shares of Common Stock pursuant to the terms of the Backup MLF Note, then the principal amount so converted shall be credited against the amounts due and payable under the Original MLF Note.
Under the Backup MLF Note: (i) the interest rate is 12.5%, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date; (ii) effective upon obtaining approval of the Company’s stockholders under Nasdaq listing rule 5635(c) under this Proposal 4, the principal and accumulated and unpaid interest under the Backup MLF Note is convertible into shares of Common Stock at a price of $12.77 per share of Common Stock (giving effect to the Reverse Stock Split), subject to adjustment, including a weighted-average antidilution adjustment (the “Conversion Shares”); (iii) the Company agreed to amend and restate, effective upon obtaining approval of the Company’s stockholders under Nasdaq listing rule 5635(c) under this Proposal 4, the Series G Common Stock Purchase Warrant (Certificate No. Series G No. W-1) issued by the Company to MLF on or about June 8, 2022 (as amended, the “Amended MLF Warrant”), as described in the next paragraph; (iv) the Company was given an option to extend the maturity date form March 31, 2024 to March 31, 2025 upon payment to MLF of an extension fee equal to one percent (1%) of the outstanding principal balance of the Backup MLF Note; and (v) the obligations under the Backup MLF Note are cross-collateralized with the obligations under the Amended Bridge Loan Note, the Term Loan Agreement, the Amended IRG Note, the Amended Second JKP Note and the Backup First JKP Note (as such terms are defined in Proposal 3).
As amended, the Amended MLF Warrant has an exercise price of $12.77 per share of Common Stock, subject to adjustment including a weighted average dilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of Common Stock issuable upon exercise of the Amended MLF Warrant is 5,677 shares of Common Stock (the “Warrant Shares”). The Amended MLF Warrant may be exercised from and after 30 days after date approved by stockholders under Nasdaq listing rule 5635(c) under this Proposal 4, subject to certain terms and conditions set forth in the Amended MLF Warrant. Any unexercised portion of the Amended MLF Warrant will expire on June 8, 2029. The Amended MLF Warrant is not effective until approved by stockholders under Nasdaq listing rule 5635(c).
Why We Need Stockholder Approval
We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(c).
Under Nasdaq Listing Rule 5635(c), stockholder approval is required prior to the issuance of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by a listed company of equity compensation. For this purpose, “equity compensation” includes Common Stock (and/or securities convertible into or exercisable for Common Stock) issued to our officers, directors, employees or consultants at a discount to the market value of the Common Stock, and “market value” is the closing bid price immediately preceding the time that the listed company enters into a binding agreement with such officer, director, employee or consultant to issue the equity compensation.

The closing price of our Common Stock immediately preceding the effective date of the Backup MLF Note and the date of the IRG Letter Agreement was $13.20 per share. The initial conversion price for the Conversion Shares and the initial exercise price for the Warrant Shares is $12.77 per share of Common Stock. Although the initial conversion price of the Conversion Shares and the initial exercise price of the Warrant Shares exceeded the closing price on November 7, 2022, Nasdaq has interpreted the inclusion of the weighted average antidilution adjustment right as potentially reducing the conversion price of the Conversion Shares and the exercise price of the Warrant Shares.
The issuance of Conversion Shares under the Backup MLF Note and Warrant Shares under the Amended MLF Warrant may be considered “equity compensation” under Nasdaq Listing Rule 5635(c) because MLF is wholly owned by Stuart Lichter, who serves as a director on our Board of Directors. Accordingly, we are seeking stockholder approval of, for purposes of complying with Nasdaq Listing Rule 5635(c), the issuance to MLF of the Conversion Shares under the Backup MLF Note and Warrant Shares under the Amended MLF Warrant.
Audit Committee and Board Approval Process and Considerations
MLF is deemed a “related person” as defined in the Company’s Related Person Transactions Policy (the “Related Person Transitions Policy”) because Stuart Lichter, a director of the Company, owns 100% of the limited liability company interests of MLF. Accordingly, the Backup MLF Note and Amended MLF Warrant were reviewed and approved following the procedures in the Company’s Related Person Transactions Policy.
Under the terms of the Company’s Related Person Transactions Policy and the Company’s Audit Committee Charter, the Company’s Audit Committee is charged with conducting an appropriate review and oversight of all related person transactions on an ongoing basis and, as may be determined by the Audit Committee, approving any related person transactions. Under that review, the Audit Committee must consider the expected benefit to the Company of the transaction, the terms of the transaction as compared to terms available from unrelated third parties, and, if the related person is a director or affiliated with a director, the impact on such director’s independence. The Audit Committee considered the factors listed under Audit Committee and Board Approval Process and Considerations of Proposal 3 with, with advice from our management and legal advisors, and approved the IRG Letter Agreement on November 5, 2022 and the Backup MLF Note and the Amended MLF Warrant on March 8, 2023, and in each case recommended that the Board approve the same.
Following such Audit Committee approval and recommendation that the Board approve the same, the Board considered the same factors considered by the Audit Committee and, with advice from our management and legal advisors, approved the IRG Letter Agreement on November 5, 2022 and the Backup MLF Note and the Amended MLF Warrant on March 8, 2023. The Board determined that Proposal 4 is advisable and in the best interest of our stockholders and recommended that our stockholders vote in favor of Proposal 4. In view of the variety of factors considered in connection with the evaluation of Proposal 4, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of the Board may have assigned different weights to different factors.
Additional Information
This summary is intended to provide you with basic information concerning the Backup MLF Note and the Amended MLF Warrant. The full text of the Backup MLF Note and the Amended MLF Warrant was included in exhibits to our Current Report on Form 8-K filed with the SEC on March 22, 2023.
Vote Required
Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will count as a vote “Against” this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will not be counted as votes “For” or “Against” this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company is responsible for the appointment, compensation, oversight and termination of the Company’s independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditors. This responsibility includes an annual review and evaluation of the independent auditors, including an evaluation of the lead audit partner and the consideration of the regular rotation of the accounting firm serving as our independent auditors. The Audit Committee also approves all audit engagement fees and terms associated with the retention of the independent auditors.
Independent Auditor Rotation
Audit Tender Process. The Audit Committee commenced an audit tender at the beginning of 2023 to select the Company’s independent auditor for the year ending December 31, 2023. The committee invited several audit firms to participate in this process, and the firms that submitted responses to the request for proposal undertook an extensive process of reviewing information about the Company and its businesses. The tender process also included a variety of meetings with members of the Audit Committee and the Company’s management as part of the evaluation of each firm’s capabilities, audit quality, industry knowledge and expertise, independence, proposed engagement team, approach to audit innovation and technology and other factors.
Selected Grant Thornton LLP as New Independent Auditor. Following review of the proposals received in the tender process, the Audit Committee on April 3, 2023 selected Grant Thornton LLP as the Company’s independent auditor for the year ending December 31, 2023. The Audit Committee and Grant Thornton LLP have confirmed Grant Thornton LLP’s independence and commenced the engagement for 2023. The Audit Committee believes that the engagement of Grant Thornton LLP as independent auditor for 2023 is in the best interest of the Company and its stockholders, and the Board recommends that stockholders ratify the Audit Committee’s selection of Grant Thornton LLP as independent auditor for 2023.
Representatives of Grant Thornton LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Independent Auditor Information
Additional Information Regarding Change of Independent Auditor. As reported on the Company’s Current Report on Form 8-K, dated April 7, 2023, the Audit Committee approved the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Marcum LLP served as the Company’s independent registered public accounting firm for the year ending December 31, 2022. On March 27, 2023, when the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, with the SEC, Marcum LLP completed its audit of the Company’s consolidated financial statements for such fiscal year, and the Company’s retention of Marcum LLP as our independent registered public accounting firm with respect to the audit of the Company’s consolidated U.S. GAAP financial statements ended as of that date.
•
Marcum LLP’s reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

•
During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through March 27, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Marcum LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Marcum LLP’s satisfaction, would have caused Marcum LLP to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

•	During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through March 27, 2023, neither the Company nor anyone on its behalf has consulted with Grant Thornton LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Principal Accountant Fees and Services
Marcum LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021. The following table sets forth the aggregate fees billed by Marcum LLP for each of the years ended December 31, 2022 and 2021:
	2022	2021
Audit Fees(1)	$528,699	$651,408
Audit-Related Fees(2)	$19,960	—
Tax Fees	—	—
All Other Fees(3)	$843	—
Total	$549,502	$651,408
(1)
Consists of fees for audit services related to the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements. The Audit Fees incurred also include fees relating to services performed in connection with our securities offerings, in each case including comfort letters, consents and review of documents filed with the SEC and other offering documents.

(2)	Consists of services in connection with an S-3 registration statement filed by the Company.
(3)	Consists of expenses in connection with an executive search.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee charter requires the Audit Committee to pre-approve all audit and permitted non-audit and tax services to be provided by the independent auditors or any other registered public accounting firm engaged by us. The Audit Committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides for pre-approval of audit, audit-related, tax and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.
In addition, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve permissible non-audit services performed by the Company’s independent auditor to assure that the provision of such services does not impair the auditor’s independence from the Company. The Chairman of the Audit Committee is required to report any pre-approval decisions to the Audit Committee at its next meeting following the decision.
Why are we asking you to vote?
Although ratification is not required by our by-laws or otherwise, the Board is requesting our stockholders to ratify the Audit Committee’s selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
Required Vote
Approval of Proposal 5 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the Annual Meeting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will count as a vote “Against”

this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 5.

AUDIT COMMITTEE REPORT
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under the discussion of “Corporate Governance—Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Marcum LLP, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, the Company’s audited financial statements for the fiscal year ended December 31, 2022. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm its independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Anthony J. Buzzelli (Chair)
David Dennis
Kimberly K. Schaefer
The above Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

DIRECTORS AND EXECUTIVE OFFICERS
Directors
The demographic information presented in the table below for our directors is based on voluntary self-identification by each director.
	Gender Identity		Race/Ethnicity
Name	Male	Female	African American or Black	White
Michael Crawford	•			•
Marcus LaMarr Allen	•		•
Anthony J. Buzzelli	•			•
David Dennis	•			•
James J. Dolan	•			•
Karl L. Holz	•			•
Stuart Lichter	•			•
Mary Owen		•		•
Kimberly K. Schaefer		•		•
The table below identifies and sets forth certain biographical and other information regarding our directors as of April 25, 2023.
Name(1)	Age	Position
Michael Crawford	55	President and Chief Executive Officer, Chairman
Marcus LaMarr Allen(2)	63	Director
Anthony J. Buzzelli	74	Director, Audit Committee Chair
David Dennis	65	Director
James J. Dolan	68	Director, Vice Chairman
Karl L. Holz	72	Director, Lead Independent Director, Nominating and Corporate Governance Committee Chair
Stuart Lichter	74	Director
Mary Owen	45	Director
Kimberly K. Schaefer	57	Director, Compensation Committee Chair
(1)
Lisa Roy, Edward J. Roth III, Curtis Martin, and Teri Wagner Flynn resigned from our Board of Directors, effective May 13, 2022, August 5, 2022, January 24, 2023 and March 17, 2023, respectively. Mss. Roy and Flynn and Messrs. Roth and Martin did not serve on any committees of the Board.

(2)	Effective as of August 5, 2022, our Board of Directors appointed Mr. Marcus LaMarr Allen as a Class A director to fill a vacancy.
See pages 10-11 of this proxy statement for biographies for Michael Crawford, Anthony J. Buzzelli, James J. Dolan and Kimberly K. Schaefer.
Marcus LaMarr Allen. Mr. Allen has served as a member of the Board since August 2022. Considered one of the game’s best goal line and short-yardage runners, Mr. Allen began his NFL career with the Los Angeles Raiders where he spent 11 seasons and earned several accolades, including NFL Rookie of the Year, was named to the Pro Bowl five times, and earned league MVP honors. While with the Raiders, he helped his team win Super Bowl XVIII. Mr. Allen went on to spend his last 5 seasons with the Kansas City Chiefs, where he added a sixth Pro Bowl appearance in 1994. In 1995, Mr. Allen made NFL history when he became the first player in league history to rush for over 10,000 yards and catch passes for 5,000 more. Ending his career with the Kansas City Chiefs as the game’s all-time rushing touchdown leader, Mr. Allen has the distinction of being the only player to have won the Heisman Trophy, an NCAA national championship, the Super Bowl, and be named NFL MVP and Super Bowl MVP. He was inducted to the College Football Hall of Fame in 2000 and the Pro Football Hall of Fame in 2003. After his 16-season playing career, in 1998 Mr. Allen went on to join the CBS broadcasting team for the NFL Today Show and later went on to cover College Football for Fox Sports. Today, Mr. Allen is a keynote speaker and writer. He also serves on the board of directors for the Lott Impact Trophy and is also a member of the Laureus World Sports Academy.

David Dennis. Mr. Dennis has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Dennis served as an independent director of Gordon Pointe Acquisition Corp. (“GPAQ”) from January 2018 through June 2020, and served as the chairman of GPAQ’s audit committee. Mr. Dennis is a Certified Public Accountant and spent 36 years of his career at KPMG LLP, where he served as a Partner from 1993 until his retirement in December 2015. During his time at KPMG LLP, Mr. Dennis served in its advisory practice and served as the Advisory Sector Leader for its State and Local Government Advisory Practice. In addition, from 1979 to 2002, Mr. Dennis was a member of the Audit Practice at KPMG LLP and audited publicly traded companies, privately owned companies and public sector clients (governments and not for profits). He is a Past Member of Council for the American Institute of CPAs and a current member of the National Association of State Boards of Accountancy. Mr. Dennis previously served as acting Chief Financial Officer of the U.S. House of Representatives and as President for the Florida Institute of CPAs. He served on the Florida Board of Accountancy from 2011 until 2020 where he also served as Chair for two terms. Mr. Dennis received a B.S. degree in Accounting from Indiana University — Kelley School of Business.
Karl L. Holz. Mr. Holz has served as a member of the Board since the closing of the Business Combination in July 2020 and currently serves as the Lead Independent Director and Nominating and Corporate Governance Committee Chair. Mr. Holz is a 22-year veteran of The Walt Disney Company with senior-level expertise in operations, strategic planning, product and customer experience development, international business, and large-scale expansions. As president of Disney Cruise Line and New Vacation Operations, he was responsible for driving the growth of Disney’s vacation portfolio beyond theme parks. In his most recent role, Mr. Holz was responsible for Disney Cruise Line; Disney Vacation Club; Adventures by Disney; Aulani, a Disney Resort & Spa, in Hawaii; and Golden Oak at the Walt Disney World Resort. He guided the massive expansion of Disney Cruise Line in 2011 and 2012 and championed its further expansion by committing to three new ships, the first arriving in 2021. Mr. Holz also led the strategic re-orientation of the Disney Institute, a professional development and training business serving the needs of many major companies. Additionally, he assumed responsibility for Disneyland Resort Paris in 2014 (after previously serving as President and CEO of Disneyland Resort Paris from 2004 to 2008), guiding the resort through a challenging security environment, developed and implemented strategic expansion plans and ultimately took this French, publicly held resort, private in late 2017. Following his retirement in 2018, he joined McKinsey & Company as a Senior Advisor and provides advisory services to the Saudi Public Investment Fund. He is currently a member of the Board at Cruise Saudi and at the Radisson Hotel Group. Mr. Holz earned his bachelor’s degree in business administration from the State University of New York at Fredonia in 1973. He is a member of the Fredonia Foundation Board and an active supporter of the “Keeper of the Dream Scholarship” benefiting disadvantaged and minority student athletes.
Stuart Lichter. Mr. Lichter has served as a member of the Board since the closing of the Business Combination in July 2020. Mr. Lichter was nominated to the Board by HOF Village, LLC in connection with the Business Combination pursuant to the Director Nominating Agreement. Mr. Lichter has served as the President and Chairman of the Board of Industrial Realty Group, LLC since 1999. Industrial Realty Group, along with its affiliated companies, has acquired and developed over 100 industrial and commercial properties throughout the country, representing virtually every area of real estate, such as office buildings, industrial and warehouse buildings, shopping centers, business parks, hotels, mini-storage facilities, marinas, apartments, mobile home parks and mixed-use developments, with a primary emphasis on industrial and commercial properties. Mr. Lichter began his real estate career with the General Services Administration (GSA) of the US Government where he focused on solving challenges facing governmental-owned real estate. Mr. Lichter subsequently performed loan workouts, completed unfinished construction projects and leased and sold foreclosed projects for Midland Bank and New York Life Insurance Company. Mr. Lichter has over 40 years of experience as a leader in the adaptive reuse of commercial and industrial real estate. Mr. Lichter holds a B.S. degree from Hunter College, a part of the City University of New York. He completed all course work for an MBA from Pace University with a major in finance. Mr. Lichter also attended New York University School of Law.
Mary Owen. Ms. Owen has served as a member of the Board since the closing of the Business Combination in July 2020. Ms. Owen has been nominated to the Board as an independent director pursuant to the Director Nominating Agreement. Ms. Owen is Founder and President of MMO Capital LLC since 2017 and a Principal Advisor and Founder of The ADG Group since 2021. In addition, she has served as a Life Trustee with the Ralph C. Wilson, Jr. Foundation since 2015. She is a council member of the President’s Council on Sports, Fitness and Nutrition and an investor and strategic advisor to several early-stage companies and venture capital funds including Chicago-based KB Partners and MAVION, a global fashion and NFT Marketplace. Ms. Owen previously worked for her uncle, Ralph C. Wilson Jr., and his management company, Ralph C. Wilson, Jr. Enterprises. She was a key member of his executive leadership team and played a strategic and operational role with all of his business and philanthropic interests, including the Buffalo Bills. With the Bills, Ms. Owen began as an intern in 1997 and worked in a variety of roles eventually becoming the Executive Vice President for Strategic Planning from 2010-2014. In addition to her team-level responsibilities, she was charged with representing Mr. Wilson at the league ownership level from 2003-2014, where she was appointed to and served on the Super Bowl Advisory Committee and the International Committee, and served on the board of the NFL Foundation. When Mr. Wilson passed in 2014, Ms. Owen served as a Trustee of his estate, where she and three others were responsible for the team’s sale to the Pegula family, and ultimately funding and starting a $1.2 billion foundation, the Ralph C. Wilson, Jr. Foundation, with a portion of the estate proceeds. Ms. Owen managed the foundation on behalf of her co-trustees in its initial year and oversaw a $60 million legacy grant program. Ms. Owen is a graduate of the McIntire School of Commerce at the University of Virginia, and is a McIntire Trustee Leader, an active Trustee for the Jefferson Trust, and longstanding Regional Selection Chair for the Jefferson Scholars Foundation. In addition, she holds an MBA from Walsh College and is a long-standing member of the National Advisory Board for the Pro Football Hall of Fame.
Executive Officers
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 25, 2023.
Name	Age	Position
Michael Crawford	55	President, Chief Executive Officer and Chairman
Tara Charnes	45	General Counsel and Secretary
Lisa Gould	48	Senior Vice President of Human Resources
Anne Graffice	51	Executive Vice President of Global Marketing and Public Affairs
Victor S. Gregovits(1)	61	Executive Vice President of Global Sales
Benjamin Lee(2)	47	Chief Financial Officer
Michael Levy(3)	62	President of Operations
(1)	Victor S. Gregovits joined the Company, effective June 20, 2022.
(2)	Benjamin Lee joined the Company, effective March 21, 2022.
(3)	Michael Levy’s employment agreement was not renewed. The effective date of his separation is May 5, 2023.
See page 10 of this proxy statement for Michael Crawford’s biography.
Tara Charnes. Ms. Charnes has served as General Counsel and Secretary of the Company since August 2020. From 2015 until joining the Company, Ms. Charnes worked for Big Lots!, where she most recently served as Vice President, Litigation, and led the company’s strategic approach to securities, consumer and wage and hour class action litigation, as well as intellectual property disputes, employment litigation and other aspects of litigation and claims. While at Big Lots!, she also served on the company’s Enterprise Risk Management Steering Committee. From 2008 until 2015, Ms. Charnes worked for The Scotts Miracle-Gro Company, where she most recently served as Director, North America Legal, Securities and Corporate Governance, and worked closely with the executive management team and board of directors on SEC and corporate governance matters, and managed multiple other legal department functions, including litigation, compliance, advertising and commercial law. From 2003 until 2007, she was a member of the Securities, Competition and Complex Litigation Group at the international law firm Sidley & Austin LLP. She also served as a law clerk for the Honorable Kenneth F. Ripple of the United States Court of Appeals for the Seventh Circuit. Ms. Charnes earned her Juris Doctor summa cum laude from the Valparaiso University School of Law, where she was executive editor of student writing for the Valparaiso Law Review. She earned her Bachelor of Arts summa cum laude from Denison University.
Lisa Gould. Ms. Gould has served as Senior Vice President of Human Resources of the Company since January 2022 and was Vice President of Human Resources of the Company from August 2020 to December 2021. From November 2011 until joining the Company, Ms. Gould served as Vice President of Human Resources at CommQuest Services, where she developed a strategic plan following the company’s merger, oversaw recruitment, onboarding and retention of company employees and managed various other human resources functions, including drafting and enforcement of company policies and procedures and managing benefits administration and enrollment. From August 2007 until November 2011, Ms. Gould worked for Creative Financial Staffing, an affiliate of Bruner Cox LLP, in various roles, including as Recruiter/Staffing Manager and Business Development/Account Manager. Ms. Gould earned her MBA from University of Northwestern Ohio and her B.S. from Kent State University.
Anne Graffice. Ms. Graffice currently serves as Executive Vice President of Global Marketing and Public Affairs of the Company since January 2023 and was Executive Vice President of Public Affairs of the Company from June 2020 to January 2023. She previously served as Executive Vice President of Public Affairs of HOF Village, LLC from December 2019 through June 2020. Prior to joining HOF Village, LLC, Ms. Graffice served as Vice President of Development and Strategic Adventures at the Pro Football Hall of Fame (2016–2019). Previously, Ms. Graffice worked at University of Mount Union, where she served as Executive Director of Alumni Relations and the Mount Union Fund (2012–2016) and Director of Alumni Relations and University Activities (2003–2012). Ms. Graffice currently serves on the Boards of the Strengthening Stark Governance Committee, Arts In Stark, and VisitCanton. Ms. Graffice holds a B.A. in Business Administration and Finance from Mount Union College and an MBA from Tiffin University.
Victor S. Gregovits. Mr. Gregovits has served as Executive Vice President of Global Sales of the Company since January 2023 and was Executive Vice President of Sales & Marketing of the Company from June 2022 to January 2023. Prior to joining the Company, Mr. Gregovits worked for the Pittsburgh Riverhounds, where he served as President and oversaw business operations for the USL and its home field, Highmark Stadium. Prior to the Riverhounds, Mr. Gregovits spent two years as President of the Louisville Bats, the AAA Affiliate of the Cincinnati Reds, where he oversaw all operations, and helped overall revenues incrementally, including increasing corporate partnership renewals by double digits. Mr. Gregovits brings over 30 years of sports and entertainment management expertise to the Company, having held senior-level sales and marketing positions with several additional professional sports franchises and high-profile organizations including the San Antonio Commanders, the Cleveland Guardians, Robert Morris University, the Pittsburgh Pirates and the Philadelphia Eagles. Mr. Gregovits earned his B.S. in Business Administration from the Robert Morris University.
Benjamin Lee. Mr. Lee has served as Chief Financial Officer of the Company since March 2022. Prior to joining the Company, Mr. Lee served as Chief Financial Officer of Capital Markets and Debt Products at The PNC Financial Services Group, Inc. (“PNC”), from November 2017 to March 2022. In such capacity, he led a team of finance professionals supporting the capital markets and investment banking businesses, multiple broker-dealer entities, and the financial institutions group segment. Prior to that, Mr. Lee served as Senior Vice President - Internal Audit Director at PNC, from November 2014 to November 2017. Mr. Lee served as Managing Director, Controller – Global Markets/Treasury at The Bank of New York Mellon, from 2012 to 2014. Mr. Lee holds a B.B.A. in Finance from Clarion University of Pennsylvania and an MBA from the Joseph M. Katz School of Business at the University of Pittsburgh.
Michael Levy. Mr. Levy has served as President of Operations of the Company since June 2020. From August 2014 until joining the Company, he served as President of the Canton Charge, the NBA G League franchise of the Cleveland Cavaliers, where he set numerous attendance records and revenue marks and was named the league’s Team Executive of the Year in 2016. Mr. Levy brings over 35 years of sports and entertainment management expertise to the Company, developed through extensive experience working with 11 professional franchises, 11 facilities and 10 sports leagues, including the NBA, MLB, WNBA, NFL, AFL and NHL. Mr. Levy has built a proven track record of driving excellent operational execution and successful start-ups with sports franchises over his extensive sports management career. Mr. Levy is a graduate of Duquesne University in Pittsburgh, Pennsylvania.

CORPORATE GOVERNANCE
Director Nominations Process
Each year the Board nominates a slate of directors for election by stockholders at the annual meeting of stockholders based on the recommendations of the Nominating and Corporate Governance Committee. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations.
In connection with the Business Combination, the Company entered into a Director Nominating Agreement (the “Director Nominating Agreement”) with HOF Village, Gordon Pointe Management, LLC (the “Sponsor”), and National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”), which provides, among other things, that each of the Sponsor, HOF Village and PFHOF will have the right to designate a certain number of individuals to be appointed or nominated for election to the Board for so long as each of the Sponsor, HOF Village and PFHOF owns shares of our Common Stock in excess of certain ownership thresholds. Pursuant to the Director Nominating Agreement and its current voting power, the Sponsor no longer has the right to designate a person to serve on the Board, HOF Village has the right to designate four designees to serve on the Board, and PFHOF has the right to designate one designee to serve on the Board. The shares of Common Stock owned by the Sponsor decreased due to the redemption of certain member interests in the Sponsor. PFHOF presently has chosen not to designate a designee to serve on the Board. The parties to the Director Nominating Agreement also agreed to take certain actions to support those nominees for election and include the nominees in the proxy statements for the stockholders’ meetings at which directors are to be elected. See “Certain Relationships and Related Party Transactions—Director Nominating Agreement” below for more detail.
The Amended and Restated Sponsorship and Naming Rights Agreement, dated as of July 2, 2020, among JCI, PFHOF and the Company, provides that JCI may nominate one director to the Board. JCI has chosen not to nominate a director to the Board. Additionally, we are in a dispute with Johnson Controls regarding the Naming Rights Agreement. The Company and JCI are currently undergoing the process of binding arbitration. The ultimate outcome of this dispute cannot presently be determined. For additional information, see “Recent Developments - Dispute Regarding Naming Rights Agreement with Johnson Controls” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Director and Executive Officer Qualifications
Under our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate experience, skills and characteristics for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, our Nominating and Corporate Governance Committee, pursuant to our Corporate Governance Guidelines, takes into account many factors. To assist with candidate assessment, our Nominating and Corporate Governance Committee utilizes a matrix, which is reviewed periodically and no less frequently than annually, of the relevant skills and experiences that evolve with the Company’s business and strategy. Examples of the skills and experiences taken into consideration include:
(a)	Corporate Governance / Public Company Experience – e.g., public and private board experience.
(b)	Destination Asset Experience – e.g., real estate development.
(c)	Professional Sports Business Expertise – e.g., professional football or sports management experience.
(d)	Media / Entertainment Industry Experience – e.g., content development, studio or production company.
(e)	Gaming Industry Experience – e.g., eGaming / eSports, fantasy sports, betting / sports betting company.
(f)	Professional Background Expertise – e.g., Chief Executive, corporate strategy and long-term planning, corporate finance.
Our Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, our Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Company’s executive officers and Board of Directors are composed of a diverse group of leaders in their respective fields. Many of these executive officers or directors have senior leadership experience at various companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of the Company’s executive officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these executive officers and directors have other experience that makes them valuable, such as industry experience, managing and investing assets or facilitating the consummation of business investments and combinations.
The Company, along with its executive officers and directors, believe that the leadership skills and other experiences of the Company’s directors and executive officers described above, provide the Company with a diverse range of perspectives and judgment necessary to facilitate the Company’s goals of stockholder value appreciation through organic and acquisition growth.
Number and Terms of Office of Officers and Directors
The Board is divided into three classes: Class A, Class B and Class C. The number of directors in each class is required to be as nearly equal as possible. The term of office of the current Class A directors, consisting of Mary Owen and Marcus LaMarr Allen, will expire at the 2024 annual meeting of stockholders. The term of office of Class B directors, consisting of Stuart Lichter, Karl L. Holz and David Dennis, will expire at the 2025 annual meeting of stockholders. The term of office of Class C directors, consisting of James J. Dolan, Michael Crawford, Kimberly K. Schaefer and Anthony J. Buzzelli will expire at the Annual Meeting.
The Company’s executive officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. The Board is authorized to appoint persons to the offices set forth in the Company’s bylaws as it deems appropriate.
Director Independence
Nasdaq listing standards require that a majority of the Company’s Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that Marcus LaMarr Allen, Anthony J. Buzzelli, David Dennis, Karl L. Holz, Mary Owen and Kimberly K. Schaefer qualify as independent directors in accordance with the Nasdaq listing rules.
Board Leadership Structure
Our Board does not have a formal policy regarding the combination of the roles of Chairman of the Board and Chief Executive Officer because the Board believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The Board believes that it is currently in the best interests of our stockholders that the role of Chairman of the Board be held by Michael Crawford, our Chief Executive Officer.
The Board may reconsider this leadership structure from time to time based on the leadership needs of our Board and the Company at any particular time. The Nominating and Corporate Governance Committee evaluates on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of the Company’s business and the long-term interests of our stockholders. The committee then makes recommendations to the Board concerning the Board’s leadership structure, including whether the roles of Chairman of the Board and Chief Executive Officer should be separated or combined.
Lead Independent Director
Under our Corporate Governance Guidelines, if the Chairman of the Board is not an independent director, as determined by the Nominating and Governance Committee and the Board, the independent directors will annually appoint one independent director to be the Lead Independent Director in accordance with the Director Nominating Agreement. Given that our Chairman is not an independent director, our independent directors have appointed Karl L. Holz as our Lead Independent Director. The Lead Independent Director’s responsibilities are to: (i) preside over executive sessions of the independent directors and at all meetings at which the Chairman of the Board is not present; (ii) call meetings of the independent directors as he or she deems necessary; (iii) serve as a liaison between the Chairman of the Board and the independent directors; (iv) propose agendas and schedules for Board meetings in consultation with the Chairman of the Board; and (v) be available for consultation and communication if requested by stockholders.
Director Education
The Company provides an orientation program for new directors, which includes information with respect to, among other things, Board structure and operations, as well as the history, organizational structure and business of the Company. On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, legal and regulatory matters, compliance programs and other matters. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities as directors of the Company.
Board’s Role in Risk Oversight
Our management is responsible for identifying risks facing our Company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure. The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight and is currently overseeing the Company’s business continuity risks, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the committees regularly reports to the Board.
The Audit Committee reviews and discusses with management and the Company’s auditors, as appropriate, the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
The Compensation Committee reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board for approval an officer succession plan (the “Succession Plan”), reviewing the Succession Plan periodically with the Chief Executive Officer, evaluating potential candidates for executive positions and recommending to the Board any changes to and any candidates for succession under the Succession Plan.
In addition, the Board is presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board regular updates about our business. The Board considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.
Committees of the Board of Directors
Upon the consummation of the Business Combination, the Company established three standing Board committees and adopted charters for such committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Messrs. Buzzelli and Dennis and Ms. Schaefer were appointed to serve on the Company’s Audit Committee, with Mr. Buzzelli serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Ms. Schaefer, Mr. Holz and Ms. Owen were appointed to serve on the Company’s Compensation Committee, with Ms. Schaefer serving as the chair. Mr. Holz, Ms. Owen and Ms. Schaefer were appointed to serve on the Company’s Nominating and Corporate Governance Committee, with Mr. Holz serving as the chair. Each of the committee charters is available on the Company’s website at www.hofreco.com. Ad hoc committees or working groups of board members are also formed from time to time to consider strategic issues.

Audit Committee
The Audit Committee’s duties, which are specified in its charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual reports;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s duties, which are specified in its charter, include, but are not limited to:
•	identifying, evaluating and selecting, or recommending that the Board of Directors approve, nominees for election to the Board of Directors;
•	evaluating the performance of the Board of Directors and of individual directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of corporate governance practices and reporting;
•	reviewing management succession plans; and
•	developing and making recommendations to the Board of Directors regarding corporate governance guidelines and matters.
Compensation Committee
The Compensation Committee has overall responsibility for determining and approving the compensation of the Company’s Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are to be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has ever been an officer or employee of the Company. None of the Company’s executive officers serve, or have served during the last fiscal year, as a member of the Board of Directors,

Compensation Committee, or other Board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of the Company’s directors or on the Compensation Committee.
Executive Sessions
Independent directors regularly meet in executive session at Board meetings without any members of management being present. The Lead Independent Director presides over the executive sessions, and may, as applicable, call executive sessions as appropriate.
Board and Board Committee Meetings and Attendance
Our Corporate Governance Guidelines provide that directors are expected to prepare themselves for and attend all Board meetings, the annual meeting of stockholders and the meetings of the Board’s standing committees on which they serve. During the year ended December 31, 2022, the Company’s Board met, in the aggregate, 12 times, and the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee met, in the aggregate, 10, 6 and 7 times, respectively. Each of our incumbent directors attended at least 75% of the total meetings of the Board and committees on which such director served during 2022 during the time that such director served on the Board in 2022. On average, directors attended 95% of Board and committee meetings.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Policy, which prohibits, among other things, our directors, executive officers and employees from engaging in any hedging or monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities. In addition, our Insider Trading Policy prohibits our directors, executive officers and employees from engaging in certain short-term or speculative transactions in the Company’s securities, such as short-term trading, short sales and publicly-traded options, which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by our directors, executive officers and employees.
Code of Business Conduct and Ethics
Upon consummation of the Business Combination, the Company adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, executive officers and employees. The Code of Business Conduct and Ethics covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Business Conduct and Ethics is available on our website at www.hofreco.com. We intend to post any amendments to or waivers from our Code of Business Conduct and Ethics at this location on our website.
Stockholder Communications
Stockholders who wish to communicate with the Board may do so by writing the Company’s Office of the Secretary by mail at Hall of Fame Resort & Entertainment Company, 2014 Champions Gateway, Canton, OH 44708, Attention: Office of the Secretary or by email at Secretary@hofvillage.com. All communications that relate to matters within the scope of the responsibilities of the Board and its standing committees are to be forwarded to the Chairman of the Board. Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the Board are to be sent to the appropriate executive officer or employee.
Our “whistleblower” policy prohibits our Company or any of our employees from retaliating or taking any adverse action against anyone for raising a concern. If a stockholder or an employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, he or she may call NAVEX Global’s EthicsPoint, our external service provider, toll-free at 844-916-2771, or by leaving a message at our confidential web address: https://secure.ethicspoint.com/domain/media/en/gui/74404/index.html.
Certain Legal Proceedings
To the knowledge of the Company’s management, there is no litigation currently pending or contemplated against any of its executive officers or directors in their capacity as such.

EXECUTIVE AND DIRECTOR COMPENSATION
We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2022, our “named executive officers” and their positions were as follows:
•	Michael Crawford, our President, President, Chief Executive Officer and Chairman;
•	Benjamin Lee, our Chief Financial Officer; and
•	Tara Charnes, our General Counsel and Secretary.
Summary Compensation Table
The following table presents summary information regarding the total compensation for the years ended December 31, 2022 and 2021, for the named executive officers of the Company.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Michael Crawford(4) President, Chief Executive Officer and Chairman	2022	937,591	900,000	—	—	60,300	1,897,891
	2021	850,000	375,012	1,771,579	—	69,581	3,066,172
Benjamin Lee(5) Chief Financial Officer	2022	250,826	—	710,324	—	9,937	971,087
	2021	—	—	—	—	—	—
Tara Charnes(6) General Counsel and Secretary	2022	282,963	145,000	—	—	17,110	445,073
	2021	283,654	26,668	208,421	—	8,659	527,402
(1)
Mr. Crawford on January 28, 2022 received 3,509 fully vested shares of Common Stock under the Plan for 20% of the first of two installments of his annual bonus for 2021. Ms. Charnes on January 28, 2022 received 565 fully vested shares of Common Stock under the Plan for 20% of the first of two installments of her annual bonus for 2021. Ms. Charnes on July 15, 2022 received 1,043 fully vested shares of Common Stock under the Plan for 20% of the second of two installments of her annual bonus for 2021.

(2)
Amounts reported represent the aggregate grant date fair value of restricted stock unit awards during 2022, computed in accordance with ASC Topic 718. The grant date fair value of restricted stock units is based on the market value of the underlying stock on the date of grant.

(3)	The following chart describes the benefits and perquisites for 2022 contained in the “All Other Compensation” column above for each of the named executive officers.
(4)
Mr. Crawford received a January 22, 2021 grant of 40,669 restricted stock units under the Plan, vesting in 1/3 equal increments beginning on January 22, 2022, subject to stockholder approval of increasing in available shares under the Plan.

(5)
Mr. Lee received a March 21, 2022 grant of 27,834 restricted stock units as an inducement grant under the Nasdaq Listing Rule 5635(c)(4) not under the Plan, vesting in 1/3 equal increments beginning on March 21, 2023.

(6)
Ms. Charnes received a January 22, 2021 grant of 4,784 restricted stock units under the Plan, vesting in 1/3 equal increments beginning on January 22, 2022, subject to stockholder approval of increasing in available shares under the Plan.

Name	401(k) Match ($)	Vehicle Allowance ($)	Supplemental Executive Life Insurance Premium ($)	Supplemental Executive Disability Insurance Premium ($)	Executive Physical ($)
Michael Crawford	29,475	19,345	3,835	4,445	3,200
Benjamin Lee	5,654	—	611	3,672	—
Tara Charnes	10,335	—	335	3,240	3,200

The amounts in the salary and bonus columns of the “Summary Compensation Table” reflect actual amounts earned in the relevant years, while the amounts in the stock awards’ column reflect accounting values determined as of the date of grant.
Overview
The Company provides total compensation packages that are competitive, tailored to the unique characteristics and needs of the Company within its industry, and adequately reward its executives for their roles in creating value for our stockholders. The Company is competitive in its executive compensation with other similarly situated companies in its industry. The compensation decisions regarding the Company’s executives are based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the Company’s expectations.
The Company’s executive compensation program consists of three primary components: salary, incentive bonus and stock-based awards issued under an equity incentive plan. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, the Company’s performance and other information deemed relevant and timely.
Employment Agreements
Michael Crawford
In connection with the consummation of the Business Combination, Mr. Crawford, the Company and HOF Village Newco, LLC (“Newco”) entered into an employment agreement, effective July 1, 2020, (the “2020 Crawford Employment Agreement”), which replaced a services agreement entered into December 2018 between HOF Village, LLC and Mr. Crawford. Effective January 1, 2023, the 2020 Crawford Employment Agreement was replaced by an Amended and Restated Employment Agreement discussed in the next paragraph.
On November 22, 2022, Mr. Crawford, the Company and Newco entered into an amended and restated employment agreement, effective January 1, 2023 (the “2023 Crawford Employment Agreement”), which replaced the 2020 Crawford Employment Agreement. Under the terms of the 2023 Crawford Employment Agreement, Mr. Crawford serves as the President and Chief Executive Officer of the Company. The 2023 Crawford Employment Agreement terminates on December 31, 2027, unless earlier terminated; however, the term will automatically renew for successive 12-month periods unless either party provides 90 days’ written notice of non-renewal. Under the terms of the 2023 Crawford Employment Agreement, Mr. Crawford will receive an annual base salary of $950,000 through December 31, 2023 and $975,000 for calendar year 2024. For any years thereafter, the Annual Base Salary is determined by our Compensation Committee based on the Company’s and Mr. Crawford’s achievement of performance metrics as agreed-upon in writing by Mr. Crawford and the Compensation Committee. Under the 2023 Crawford Employment Agreement, Mr. Crawford is eligible to receive an annual bonus. The target for Mr. Crawford’s annual bonus for each calendar year is 100% of Mr. Crawford’s annual base salary for each such calendar year, and the maximum amount of the annual bonus is 150% of Mr. Crawford’s annual base salary for such calendar year. Each annual bonus is payable based on the Company’s achievement of performance metrics as agreed-upon in writing by Mr. Crawford and the Compensation Committee for each calendar year. Mr. Crawford’s annual bonus will be paid in cash, an equity award under the Company’s long-term incentive plan, or a combination thereof, determined in the sole discretion of the Compensation Committee. Additionally, the 2023 Crawford Employment Agreement provides Mr. Crawford with a vehicle allowance to reimburse Mr. Crawford for the lease expense of a vehicle with a retail value of up to $90,000.
On April 14, 2023, Mr. Crawford voluntarily reduced his annual base salary by $50,000 a year for each of fiscal years 2023-2026, effective May 1, 2023, as part of a focus on lowering Company costs. To reflect his voluntary annual base salary reduction, Mr. Crawford, the Company and Newco entered into an Amended and Restated Employment Agreement to his 2023 Crawford Employment Agreement. The salary reduction will not modify any Company employee benefits or any other rights provided to Mr. Crawford under the 2023 Crawford Employment Agreement that are determined by reference to Mr. Crawford’s annual base salary.
Mr. Crawford’s 2023 compensation includes a grant of 88,967 performance share units (“PSUs”), subject to the terms of the Plan and PSU Award Agreement, and a one-year performance period for the 2023 calendar year. Mr. Crawford’s PSU award will be earned and payable to the extent that four performance goals are achieved:

(1) revenue; (2) earnings (EBITDA); (3) construction timeline; and (4) construction financing. The actual number of PSUs earned is determined based on the percentage achievement of each predetermined performance target with no award earned if the minimum threshold is not achieved. Maximum payout is capped at 150% of the target number of PSUs granted or 133,450 PSUs. This PSU grant is subject to shareholder approval to increase the number of shares available for issuance under the Company’s Amended 2020 Omnibus Incentive Plan.
Benjamin Lee
Mr. Lee, the Company and Newco entered into an employment agreement, effective March 21, 2022 (the “Lee Employment Agreement”). Under the terms of the Lee Employment Agreement, Mr. Lee serves as the Chief Financial Officer of the Company. The Lee Employment Agreement terminates on March 21, 2025, unless earlier terminated; however, the term will automatically renew for successive 12-month periods unless either party provides 90 days’ written notice of non-renewal. Under the terms of the Lee Employment Agreement, Mr. Lee will receive an annual base salary of $350,000. The Company will periodically review Mr. Lee’s annual base salary and implement an increase (but no decrease), if any, as the Company shall determine in its sole discretion as reasonable and appropriate. Under the Lee Employment Agreement, Mr. Lee is eligible to receive an annual bonus. The target for Mr. Lee’s annual bonus for each calendar year is 40% of Mr. Lee’s annual base salary. Each annual bonus is payable based on the Company’s achievement of commercially reasonable key performance indicators determined by the Company in writing. Mr. Lee’s annual bonus will be paid in cash, an equity award under the Company’s long-term incentive plan, or a combination thereof, determined in the sole discretion of the Company. The Lee Employment Agreement also provides Mr. Lee a grant of restricted stock units for a number of shares of Common Stock of the Company equal to $600,000 divided by the average closing price of the Company’s Common Stock for the five trading days preceding, but not including, Mr. Lee’s start date, with one-third of the grant vesting each year.
Mr. Lee’s 2023 compensation includes a grant of 5,813 RSUs, which will vest in three equal annual installments beginning on January 24, 2024. This RSU grant is subject to shareholder approval to increase the number of shares available for issuance under the Company’s Amended 2020 Omnibus Incentive Plan.
Tara Charnes
The Company and Newco entered into an employment agreement with Ms. Charnes in August 2020 when she was hired as General Counsel (the “Charnes Employment Agreement”). The terms of the Charnes Employment Agreement provide Ms. Charnes with an initial base salary of $275,000 and a target annual bonus equal to 40% of base salary for each calendar year. The Company will periodically review Ms. Charnes’ annual base salary and implement an increase (but no decrease), if any, as the Company shall determine in its sole discretion as reasonable and appropriate. Under the Charnes Employment Agreement, Ms. Charnes is eligible to receive an annual bonus. The annual bonus is based on the Company’s achievement of commercially reasonable key performance indicators determined by the Company in writing. The Charnes Employment Agreement also provides Ms. Charnes a grant of restricted stock units for a number of shares of Common Stock of the Company equal to $600,000 divided by the closing price of the Company’s Common Stock on August 31, 2020, the effective date, that vests over a three-year period, with one-third of the grant vesting each year.
On December 22, 2020, Ms. Charnes’ employment agreement was amended to provide that any annual bonus may be paid in cash, an equity award under the Company’s long-term incentive plan, or a combination thereof, determined in the sole discretion of the Board of Directors. Any annual bonus, whether payable in cash and/or equity, may be subject to a vesting schedule and other terms and conditions, including a payment schedule, as determined by the Board of Directors in its sole discretion.
Ms. Charnes’ 2023 compensation includes a grant of 7,751 RSUs, which will vest in three equal annual installments beginning on January 24, 2024. This RSU grant is subject to shareholder approval to increase the number of shares available for issuance under the Company’s Amended 2020 Omnibus Incentive Plan.
The foregoing description of the services and employment agreements with each of Messrs. Crawford and Lee and Ms. Charnes does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreements, which have been filed with the SEC.

Severance Benefits
The employment agreements of Messrs. Crawford and Lee and Ms. Charnes provide for payment of severance benefits in the event that the employee is terminated by the Company without cause or by the employee with good reason.
In the event that an employee is terminated for any reason, the employee will receive a lump-sum payment equal to the amount of earned and unpaid base salary through the termination date and any unreimbursed business and entertainment expenses that are reimbursable through the termination date.
In addition:
•
Mr. Crawford. In the event of (i) termination by the Company without cause or (i) by the executive for good reason (other than as described in the next sentence), the Company shall: (i) pay Mr. Crawford a severance payment in the amount of $950,000, less applicable deductions and withholdings, and (ii) subject to Mr. Crawford’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and Mr. Crawford’s copayment of premiums associated with such coverage, reimburse Mr. Crawford, on a monthly basis, for the excess of the premium for himself and his covered dependents over the amount paid by active employees for the same coverage during the period from the termination date through the 12-month anniversary of such date, or such earlier date on which COBRA coverage for Mr. Crawford and his covered dependents terminates in accordance with COBRA. In the event of termination by the executive for good reason because of substantial interference with the day to day operations of the Company by a director of the Company (or such director’s employer or affiliate) that is inconsistent with formal actions taken by the Board or that impairs the executive’s ability to deliver agreed upon results for the Company, the Company shall pay the executive a severance payment in the amount of $950,000, less applicable deductions and withholdings, payable in a single lump-sum payment within 30 days after the date that the release signed by the executive becomes effective and irrevocable.

•
Mr. Lee and Ms. Charnes. In the event of termination by the Company without cause or by the employee for good reason, contingent upon such employee’s signing a release, each of Mr. Lee and Ms. Charnes is entitled to receive salary continuation payments of such person’s then-current annual base salary for 12 months after the termination date.

Retirement Benefits
The Company maintains a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the “Code”), commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan is available on the same basis to all employees, including the named executive officers. Each participant in the 401(k) plan can elect to defer from 0% to 100% of compensation, subject to limitations under the Code and Employee Retirement Income Security Act.
Retention Bonus Award Agreements
On November 22, 2022, the Company entered into retention bonus award agreements (the “Retention Agreements”) with Benjamin Lee, Chief Financial Officer; Tara Charnes, General Counsel and Secretary; and six other executive officers (collectively, the “Participants”). The Retention Agreements provide for a retention cash bonus (“Retention Bonus”) equal to, at the Company’s sole discretion, up to 100% of a Participant’s annual base salary on the Vesting Date (defined below) less applicable tax withholdings and deductions, provided that the Participant remains continuously employed by the Company or a subsidiary thereof through the date (the “Vesting Date”) that the Company completes Phase II of its development plan, consisting of two hotels (one on the Company’s campus and one in downtown Canton), an indoor waterpark, the Constellation Center for Excellence, the Center for Performance, the Play Action Plaza, and the Hall of Fame Retail Promenade. The Retention Bonuses were approved by the Company’s Board on November 17, 2022. Retention Bonuses are payable by the Company within 60 days after the Vesting Date. A Retention Bonus is forfeited if a Participant’s employment at the Company or a subsidiary thereof is terminated for any reason. The retention bonus is not reportable in the company’s summary compensation table until the year in which the performance condition is satisfied.

Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan
Our executive officers and directors are eligible to receive grants of equity incentive awards under the Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan. This plan is summarized in Proposal 2 above.
Hall of Fame Resort & Entertainment Company 2023 Inducement Plan
On January 24, 2023 (the “Effective Date of the Inducement Plan”), the Company’s Board of Directors, following approval and recommendation of the Company’s Compensation Committee, adopted the Hall of Fame Resort & Entertainment Company 2023 Inducement Plan (the “Inducement Plan”). The Inducement Plan provides for the issuance of equity incentive awards, such as restricted stock units and restricted stock, as an inducement to accept employment with the Company in order to attract and retain qualified personnel and align their interests with those of the Company’s stockholders in compliance with Nasdaq Listing Rule 5635(c)(4). Under the Inducement Plan, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to awards covered by the Inducement Plan (including Existing Inducement Awards) is 110,000. “Existing Inducement Award” means a restricted stock unit award granted prior to the Effective Date of the Inducement Plan under Nasdaq Listing Rule 5635(c)(4) not pursuant to any plan of the Company that the award recipient and the Company have agreed to make subject to the terms and conditions of, and governed by, the Inducement Plan, as if granted under the Inducement Plan.
On March 16, 2023, the Company and Benjamin Lee agreed to amend the restricted stock unit award agreement reflecting Mr. Lee’s previously disclosed inducement award of 27,834 restricted stock units (giving effect to the Company’s December 27, 2022 1-for-22 reverse stock split) granted March 21, 2022 (the “Lee Inducement Award”) to make the award subject to the terms and conditions of the Inducement Plan. The Lee Inducement Award was granted as an inducement award in connection with Mr. Lee’s employment agreement under Nasdaq Listing Rule 5635(c)(4). The amendment does not change the number of restricted stock units granted or the vesting schedule. The Lee Inducement Award vests in three equal annual installments beginning on March 21, 2023, subject to Mr. Lee’s continuous service with the Company or its subsidiaries or affiliates from the grant date through the applicable annual vesting date.
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth specific information with respect to unexercised options, unvested Common Stock and other unvested equity incentive plan awards outstanding as of December 31, 2022, for the named executive officers of the Company.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Michael Crawford	―	―	27,113(2)	218,531
Benjamin Lee	―	―	27,834(3)	224,342
Tara Charnes	―	―	5,288(4)	42,621
(1)	The market value of unvested equity awards as of December 31, 2022 is calculated based on the closing share price on December 30, 2022, of $8.06, which is the last trading day of 2022.
(2)
On January 22, 2021, Mr. Crawford received a grant of 40,669 restricted stock units under the Company’s Amended 2020 Omnibus Incentive Plan, of which 27,113 had not vested at December 31, 2022, and are scheduled to vest in two equal increments on January 22, 2023 and 2024.

(3)
On March 21, 2022, Mr. Lee received a grant of 27,834 restricted stock units as an inducement grant under Nasdaq Listing Rule 5635(c)(4) not under the Plan, vesting in 1/3 equal increments beginning on March 21, 2023.

(4)
On September 16, 2020, Ms. Charnes received a grant of 6,298 restricted stock units as an inducement grant under Nasdaq Listing Rule 5635(c)(4) not under the Plan, of which 2,099 had not vested at December 31, 2022, and is scheduled to vest on August 31, 2023. On January 22, 2021, Ms. Charnes received a grant of 4,784 restricted stock units under the Plan, of which 3,189 had not vested at December 31, 2022, and are scheduled to vest in two equal increments on January 22, 2023 and 2024.

Director Compensation
The Company maintains a Board of Directors’ compensation program that is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders.
The director compensation program provided the following compensation for independent, non-employee directors for 2022:
•
An annual retainer (the “Annual Retainer”) of $40,000, a supplemental $7,500 annual retainer for the Audit Committee Chair, a supplemental $5,000 annual retainer for each of the Compensation Committee Chair and the Nominating and Governance Committee Chair, and a supplemental $5,000 annual retainer for the Lead Independent Director;

•	Meeting attendance fees (the “Meeting Attendance Fees”) consist of (i) $1,500 per in-person meeting attended and (ii) $500 per telephonic meeting attended;
•
A grant of restricted stock units under the Plan with a dollar value of $75,000, with such number of shares to be determined by the average closing price of the Company’s Common Stock for the five trading days preceding, but not including, the date of grant of such RSU award that vest one year from the date of grant; and

•	Additional compensation for ad hoc services on a case-by-case basis.
The 2022 Annual Retainer and Meeting Attendance Fees were paid in equal installments in arrears as soon as practicable after the last business day of each calendar quarter, beginning with March 31, 2022. The Annual Retainer and Meeting Attendance Fees were paid, at the election of each independent director, either (i) 100% in cash or (ii) 50% in cash and 50% in equity of the Company, with such equity valued as of the last business day of the respective calendar quarter.
The following table sets forth all of the compensation awarded to or earned by or paid to our independent directors during 2022. Our directors who are not independent do not receive compensation for serving on our Board of Directors.
Name	Fees earned or paid in cash ($)	Stock Awards ($)(1),(5)	Total ($)
Marcus LaMarr Allen(2)	5,500	5,717	11,217
Anthony J. Buzzelli	34,250	45,592	79,842
David Dennis	26,750	38,059	64,809
Teri Wagner Flynn(3)	6,500	6,757	13,256
Karl L. Holz	36,500	47,654	84,153
Curtis Martin(4)	28,250	28,446	56,695
Mary Owen	27,750	38,993	66,743
Kimberly K. Schaefer	32,500	44,027	76,527
(1)
Amounts reported represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of: (i) restricted stock unit awards granted to our independent directors during 2022, and (ii) restricted stock grants to our independent directors during 2022 for up to 50% of the Annual Retainer and Meeting Attendance Fees. The grant date fair value of restricted stock units and restricted stock is based on the market value of the underlying stock on the date of grant.

(2)	Marcus LaMarr Allen was appointed to the Board of Directors to fill a vacancy, effective August 5, 2022.
(3)	Teri Wagner Flynn resigned from the Board of Directors, effective March 17, 2023.
(4)	Curtis Martin resigned from the Board of Directors, effective January 24, 2023.

(5)	As of December 31, 2022, our independent directors held the following outstanding restricted stock units:
Name	Restricted Stock Units Outstanding at Fiscal Year End
Marcus LaMarr Allen	1,460
Anthony J. Buzzelli	2,794
David Dennis	2,794
Teri Wagner Flynn	2,794
Karl L. Holz	2,794
Curtis Martin	2,794
Mary Owen	2,794
Kimberly K. Schaefer	2,794

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 13, 2023:
•	each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company;
•	each of the Company’s executive officers and directors; and
•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The information below is based upon the Schedules 13D, Forms 3 and Forms 4 filed by certain of the parties below. The table does not include unvested restricted stock units issued by the Company unless they vest within 60 days after April 13, 2023, since such units do not carry voting or investment power.
The beneficial ownership percentages set forth in the table below are based on approximately 5,652,346 shares of Common Stock issued and outstanding as of April 13, 2023.
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Directors and Officers
Marcus LaMarr Allen	3,250	*
Anthony J. Buzzelli	9,645	*
Tara Charnes	7,296(2)	*
Michael Crawford	70,498	1.3%
David Dennis	8,154	*
James J. Dolan	261,864(3)	4.5%
Lisa Gould	1,785(4)	*
Anne Graffice	5,914	*
Victor Gregovits	—	*
Karl L. Holz	8,991(5)	*
Benjamin Lee	7,663	*
Michael Levy	9,333	*
Stuart Lichter	4,641,657(6)	52.7%
Mary Owen	7,150	*
Kimberly K. Schaefer	11,642(7)	*
All Directors and Officers as a Group (15 individuals)	5,054,842	59.9%

Greater than 5% Stockholders
HOF Village, LLC	840,168(8)(9)	14.5%
CH Capital Lending, LLC	3,388,145(10)	40.9%
IRG Canton Village Member, LLC	840,168(11)	14.5%
IRG Canton Village Manager, LLC	840,168(11)	14.5%
Industrial Realty Group, LLC	373,313(12)	6.2%
National Football Museum, Inc. d/b/a Pro Football Hall of Fame	286,805(10)(13)	5.1%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of those listed in the table is 2014 Champions Gateway, Canton, OH 44708.
(2)	Ms. Charnes beneficially owns 554 shares of Common Stock issuable upon the exercise of 12,214 Series B warrants she holds with an exercise price of $30.81 per share. The Series B warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Charnes upon the exercise of the Series B warrants.
(3)
Mr. Dolan beneficially owns (i) 985,408 Series A warrants to purchase 63,635 shares of Common Stock at an exercise price of $253.11 per share, and (ii) 2,726 shares of Common Stock issuable upon the exercise of 60,000 Series B warrants he holds with an exercise price of $30.81 per share. Mr. Dolan may also be deemed to beneficially own (a) 104,386 shares of Common Stock held by Royston Road Trust, Patricia D. Dolan, the spouse of Mr. Dolan, as Trustee, (b) 909 shares of Common Stock held by Patricia D. Dolan, (c) 29,814 shares of Common Stock issuable upon the exercise of 461,686 Series A warrants held by Royston Road Trust with an exercise price of $253.11 per share, (d) 16,037 shares of Common Stock issuable upon the exercise of 248,338 Series A warrants held by XAMOC, LLC with an exercise price of $253.11 per share, (e) 28,674 shares of Common Stock issuable upon the exercise of 444,029 Series A warrants held by Optical Lending, LLC with an exercise price of $253.11 per share, and (f) 3,292 shares of Common Stock issuable to Gordon Point Management, LLC upon the conversion of a $500,000 convertible note of the Company with a conversion rate of 6.5849 shares of Common Stock per $1,000 principal amount. These instruments are exercisable or convertible within 60 days. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares issuable to Gordon Pointe Management, LLC upon the conversion of the convertible notes, the shares issuable to Royston Road Trust upon exercise of the Series A warrants, the shares issuable to XAMOC, LLC upon exercise of the Series A warrants, and the shares issuable to Optical Lending, LLC upon exercise of the Series A warrants.

(4)
Ms. Gould beneficially owns 318 shares of Common Stock issuable upon the exercise of 7,000 Series B warrants she holds with an exercise price of $30.81 per share. The Series B warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Gould upon the exercise of the Series B warrants.

(5)
Mr. Holz beneficially owns 113 shares of Common Stock issuable upon the exercise of 2,500 warrants he holds with an exercise price of $30.81 per share. The warrants are exercisable within 60 days. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Mr. Holz upon the exercise of the warrants.

(6)
Mr. Lichter beneficially owns 4,543 shares of Common Stock issuable upon the exercise of 100,000 Series B warrants he holds with an exercise price of $30.81 per share. The Series B warrants are exercisable within 60 days. Mr. Lichter may be deemed to beneficially own (a) 751,168 shares of Common Stock through his indirect ownership of membership interests in CH Capital Lending, LLC, (b) 15,950 shares of Common Stock through his indirect ownership of membership interests in IRG, LLC, (c) 5,681 shares of Common Stock through his beneficial ownership of membership interests in Midwest Lender Fund, LLC, (d) 455,867 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of Series C warrants with an exercise price of $12.77 per share, (e) 111,321 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of Series D warrants with an exercise price of $12.77 per share, (f) 45,419 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of Series E warrants with an exercise price of $12.77 per share, (g) 454,407 shares of Common Stock issuable to CH Capital Lending, LLC upon conversion of 15,000 shares of Series C Preferred Stock with a conversion price of $33.01 per share, (h) 688,073 shares of Common Stock issuable upon conversion of a $8,786,700 term loan with a conversion price of $12.77 per share, (i) 822,626 shares of Common Stock issuable to CH Capital Lending, LLC upon conversion of a $10,504,941 bridge loan with a conversion price of $12.77 per share, (j) 334,654 shares of Common Stock issuable to IRG, LLC upon the conversion of $4,273,543.46 principal amount promissory note with a conversion price of $12.77 per share, (k) 22,709 shares of Common Stock issuable to IRG, LLC upon the exercise of Series E warrants with an exercise price of $12.77 per share, (k) 5,677 shares of Common Stock issuable to Midwest Lender Fund, LLC upon the exercise of Series G warrants with an exercise price of $33.01 per share, (l) 18,521 shares of Common Stock through his indirect control over American Capital Center, LLC, and (m) 70,546 shares of Common Stock issuable to CH Capital Lending, LLC upon the conversion of a $10,713,444 principal amount (as of April 13, 2023) convertible note of the Company with a conversion rate of 6.5849 shares of Common Stock per $1,000 principal amount. The convertible notes, the Series C Preferred Stock, the term loan and the bridge loan are convertible, and the warrants are exercisable within 60 days. Mr. Lichter may also be deemed to beneficially own 683,083 shares of Common Stock through his indirect ownership interest in IRG Canton Village Member, LLC, which in turn owns approximately a 76.8% interest in HOF Village, LLC. HOF Village, LLC owns 683,083 shares of Common Stock. He may also be deemed to beneficially own 157,085 shares of Common Stock issuable upon the exercise of 2,432,500 Series A warrants held by HOF Village, LLC with an exercise price of $253.11 per share. The Series A warrants are exercisable within 60 days. Mr. Lichter disclaims beneficial ownership of all shares held by IRG Canton Village Member, LLC, CH Capital Lending, LLC, IRG, LLC, Midwest Lender Fund, LLC, American Capital Center, LLC, and IRG Canton Village Manager, LLC, except to the extent of any actual pecuniary interest. For purposes of calculating his percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the Series B warrants to Mr. Lichter, upon the Series C, Series D and Series E warrants to CH Capital Lending, LLC, upon the Series C Preferred Stock to CH Capital Lending, LLC, upon the term loan to CH Capital Lending, LLC, upon the bridge loan to CH Capital Lending, LLC, upon the Series G warrants to Midwest Lender Fund, LLC, upon the Series A warrants to HOF Village, LLC, upon the convertible note to CH Capital Lending, LLC, upon the convertible note to IRG, LLC, and upon the Series G warrants to Midwest Lender Fund, LLC.

(7)
Ms. Schaefer beneficially owns 1,249 shares of Common Stock issuable upon the exercise of 27,500 warrants she holds with an exercise price of $30.81 per share. The warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Ms. Schaefer upon the exercise of the warrants.

(8)
HOF Village, LLC beneficially owns 683,083 shares of Common Stock. It also beneficially owns 157,085 shares of Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $253.11 per share. The warrants are exercisable within 60 days. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to HOF Village, LLC upon the exercise of the warrants.

(9)
HOF Village, LLC, National Football Museum, Inc. d/b/a Pro Football Hall of Fame and Gordon Pointe Management, LLC are parties to a director nominating agreement. See the discussion under “Certain Relationships and Related Party Transactions – Director Nominating Agreement” in this proxy statement. As a result of these relationships, these persons may be deemed to be a group for purposes of Section 13(d) of the Exchange Act and therefore may be deemed to beneficially own 850,348 shares of Common Stock (exclusive of warrants and convertible notes), or approximately 15.1% of the Common Stock outstanding. Taking into account the warrants and convertible notes, they may be deemed to collectively beneficially own 1,076,911 shares of Common Stock, or 18.3% of the Common Stock outstanding after the exercise of the warrants and the conversion of the convertible notes.

(10)
CH Capital Lending, LLC beneficially owns (a) 751,168 shares of Common Stock, (b) 59,264 shares of Common Stock issuable to it upon the conversion of a $9,000,000 convertible note of the Company with a conversion rate of 6.5849 shares of Common Stock per $1,000 principal amount, (c) 455,867 shares of Common Stock issuable upon the exercise of Series C warrants with an exercise price of $12.77 per share, (d) 111,321 shares of Common Stock issuable upon the exercise of Series D warrants with an exercise price of $12.77 per share, (e) 45,419 shares of Common Stock issuable upon the exercise of Series E warrants with an exercise price of $12.77 per share, (f) 454,407 shares of Common Stock issuable upon conversion of 15,000 shares of Series C Preferred Stock with a conversion price of $33.01 per share, (g) 688,073 shares of Common Stock issuable upon conversion of a $8,786,700 term loan with a conversion price of $12.77 per share, and (h) 822,626 shares of Common Stock issuable upon conversion of a $10,504,941 bridge loan with a conversion price of $12.77 per share. The convertible note, the Series C Preferred Stock, the term loan and the bridge loan are convertible and the warrants are exercisable within 60 days. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the exercise of the warrants and the conversion of the convertible note, the Series C Preferred Stock, the term loan, and the bridge loan. The business address of CH Capital Lending, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.

(11)
Each of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC may be deemed to beneficially own 683,083 shares of Common Stock held by HOF Village, LLC through the former’s indirect (approximately 74.9%) ownership interest therein and the latter’s role as manager of it. For similar reasons, each may also be deemed to beneficially own 223,271 shares of Common Stock issuable upon the exercise of 2,432,500 Series A warrants held by HOF Village, LLC with an exercise price of $253.11 per share. The warrants are exercisable within 60 days. Each of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC disclaims beneficial ownership of all shares held by HOF Village, LLC, except to the extent of any actual pecuniary interest. For purposes of calculating their percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the exercise of the warrants. The business address of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.

(12)
IRG, LLC beneficially owns (a) 15,950 shares of Common Stock, (b) 334,654 shares of Common Stock issuable upon the conversion of $4,273,543.46 principal amount promissory note with a conversion price of $12.77 per share, and (c) 22,709 shares of Common Stock issuable upon the exercise of Series E warrants with an exercise price of $12.77 per share. The convertible note and the warrants are exercisable within 60 days. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the exercise of the warrants and the conversion of the convertible note. The business address of IRG, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025.

(13)
National Football Museum, Inc. d/b/a Pro Football Hall of Fame beneficially owns 167,265 shares of Common Stock. National Football Museum, Inc. d/b/a Pro Football Hall of Fame may also be deemed to beneficially own 119,540 shares of Common Stock as a result of its ownership of membership interests in HOF Village, LLC. National Football Museum, Inc. d/b/a Pro Football Hall of Fame disclaims beneficial ownership of all shares held by HOF Village, LLC, except to the extent of any actual pecuniary interest. The business address of National Football Museum, Inc. d/b/a Pro Football Hall of Fame is 2121 George Halas Dr. NW, Canton, OH 44708.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, executive officers, and persons owning more than 10% of any class of a company’s equity securities registered under Section 12 of the Exchange Act to file reports on a timely basis on the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of such equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish those companies copies of all Section 16(a) forms they file.
Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis during the year ended December 31, 2022, except that Messrs. Allen, Crawford, Gregovits, Lee and Levy and Mses. Gould and Graffice did not timely report one transaction on one Form 4, Ms. Charnes did not timely report one transaction on two Form 4s, Messrs. Allen and Gregovits and Ms. Teri Wagner Flynn did not timely file a Form 3, Mr. Dolan did not timely report two indirect holdings, and Mr. Lichter did not timely report sixteen transactions on three Form 4s. All of these transactions and holdings were subsequently reported. In addition, CH Capital Lending LLC did not timely obtain SEC filing codes and thus was not listed as a reporting person on the Form 3, 4 and 5 filings by Stuart Lichter; however, CH Capital Lending LLC’s ownership was reported on Mr. Lichter’s Form 4 and 5 filings.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transaction Policy
The Company’s Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of the Board of Directors;
•	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a five percent (5%) or greater beneficial ownership interest.

In addition, we have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings the Company may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee charter, the Audit Committee has the responsibility to review related person transactions.
The disclosure below covers related party transactions that have occurred or are continuing since January 1, 2021.
Director Nominating Agreement
Upon the closing of the Business Combination, the Company, HOF Village, the Sponsor and PFHOF entered into a Director Nominating Agreement (the “Director Nominating Agreement”), which provides that the Company shall take all necessary action to set the size of its Board of Directors at 11 members, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Pursuant to the Company’s amended and restated certificate of incorporation as currently in effect, the Company’s Board of Directors is made up of three classes: Class A Directors who shall serve for an initial one-year term, Class B Directors who shall serve for an initial two-year term, and Class C Directors who shall serve for an initial three-year term. The Director Nominating Agreement set forth the directors who were to serve as of the Business Combination and specified the respective classes of each director.
Pursuant to the Director Nominating Agreement and its current voting power, the Sponsor no longer has the right to designate a person to serve on the Board, HOF Village has the right to designate four designees to serve on the Board, and PFHOF has the right to designate one designee to serve on the Board. The shares of Common Stock owned by the Sponsor decreased due to the redemption of certain member interests in the Sponsor, the recipients of which remain bound by the same lock-up agreement applicable to the Sponsor.
HOF Village and PFHOF may each designate one individual to serve as a Company board of directors non-voting observer (in the case of HOF Village, so long as HOF Village beneficially owns at least 15% of the total number of shares of the Company’s Common Stock held by it as of the Business Combination Effective Time and, in the case of PFHOF, so long as PFHOF beneficially owns at least 85% of the total number of shares of the Company’s Common Stock held by it as of the Business Combination Effective Time). The parties to the Director Nominating Agreement agreed to take certain actions to support those nominees for election and include the nominees in the proxy statements for the stockholders’ meetings at which directors are to be elected.

Related Person Transactions with PFHOF
PFHOF is a distinct entity from us but serves as a significant stockholder and aligned partner. While PFHOF currently beneficially owns approximately 5% of the Company’s outstanding Common Stock, the Company is neither a subsidiary of nor controlled by PFHOF. The Pro Football Hall of Fame, which is owned and operated by PFHOF and not the Company, is a 501(c)(3) not-for-profit educational institution that focuses on the education, promotion, preservation and honoring of the individuals and moments that shaped professional football’s history. In addition to the Director Nominating Agreement described above, we have entered into multiple additional ongoing agreements with PFHOF and occasionally enter into additional transactions.
Global License Agreement with PFHOF
Effective April 8, 2022, Newco and PFHOF entered into a Global License Agreement. The Global License Agreement consolidates and replaces the previous First Amended and Restated License Agreement, the Amended and Restated Media License Agreement, and the Branding Agreement discussed above. The Global License Agreement sets forth the terms under which PFHOF licenses certain marks and works to Newco and its affiliates to exploit existing PFHOF works and to create new works. The Global License Agreement grants Newco and its affiliates an exclusive right and license to use the PFHOF marks in conjunction with theme based entertainment and attractions within the City of Canton, Ohio; youth sports programs, subject to certain exclusions; e-gaming and video games; and sports betting. The Global License Agreement also grants Newco and its affiliates a non-exclusive license to use the PFHOF marks and works in other areas of use, with a right of first refusal, subject to specified exclusions. The Global License Agreement acknowledges the existence of agreements in effect between PFHOF and certain third parties that provide for certain restrictions on the rights of PFHOF, which affects the rights that can be granted to Newco and its affiliates. These restrictions include, but are not limited to, such third parties having co-exclusive rights to exploit content based on the PFHOF Enshrinement ceremonies and other Enshrinement events. The Global License Agreement requires Newco to pay PFHOF an annual license fee of $900,000 in the first contract year, inclusive of calendar years 2021 and 2022; an annual license fee of $600,000 in each of contract years three through six; and an annual license fee of $750,000 per year starting in contract year seven through the end of the initial term. The Global License Agreement also provides for an additional license royalty payment for certain usage above specified financial thresholds, as well as a commitment to support PFHOF museum attendance through Newco’s and its affiliates’ ticket sales for certain concerts and youth sports tournaments. The Global License Agreement has an initial term through December 31, 2036 (subject to earlier termination for material breach), subject to automatic renewal for successive five-year terms, unless timely notice of non-renewal is provided by either party.
Retail Merchandise Agreement
Newco, as assignee of HOF Village, and PFHOF are parties to a Retail Merchandise Agreement that was entered into in December 2018. Under the Retail Merchandise Agreement, PFHOF agrees to operate onsite retail services at certain locations within the Hall of Fame Village complex, subject to certain performance targets and product requirements. In exchange for these services, Newco will pay PFHOF recurring royalty payments on a monthly basis representing a certain percentage of gross sales. The Retail Merchandise Agreement was approved by unanimous consent of HOF Village’s board of directors prior to the Business Combination when HOF Village assigned the agreement to Newco. The Retail Merchandise Agreement was amended and restated on June 30, 2020, prior to the closing of the Business Combination.
2020 Shared Services Agreement
On June 30, 2020, HOF Village entered into a Shared Services Agreement with PFHOF, which we refer to as the 2020 Shared Services Agreement. Under the agreement, PFHOF and HOF Village mutually reduced certain outstanding amounts owed between the parties, with PFHOF forgiving $5.15 million owed by HOF Village and HOF Village forgiving $1.2 million owed by PFHOF, which effectively resulted in no outstanding amounts owed between the parties as of March 31, 2020. Additionally, the parties agreed to coordinate with each other on certain business services and expenses. The 2020 Shared Services Agreement was approved by unanimous consent of HOF Village’s board of directors prior to the Business Combination. The 2020 Shared Services Agreement has an initial term of one year, subject to automatic renewal for successive one-year terms; however, it may be terminated by either party upon 90 days’ written notice, by mutual agreement, or by either party for failure by the other party to timely pay expenses. HOF Village assigned the 2020 Shared Services Agreement to Newco in connection with the Business Combination.

2021 Shared Services Agreement
On March 9, 2021, the Company entered into an additional Shared Services Agreement with PFHOF, which supplements the existing 2020 Shared Services Agreement by, among other things, providing for the sharing of costs for activities relating to shared services (the “2021 Shared Services Agreement”), including 50% of the cost of compensation of a PFHOF representative. PFHOF is a related person because it is a security holder covered by Item 403(a) of Regulation S-K. The total annual compensation of such PFHOF representative is approximately $250,000. The 2021 Shared Services Agreement was approved by unanimous consent of the Company’s Board of Directors. The 2021 Shared Services Agreement has an initial term of three years, subject to automatic renewal for successive one-year terms; however, it may be terminated by either party upon 90 days’ written notice, by mutual agreement, or by either party for failure by the other party to timely pay expenses.
Agreement to Provide Insurance
Newco, as assignee of HOF Village, and its wholly-owned subsidiary HOF Village Stadium, LLC are parties to an Agreement to Provide Insurance with PFHOF (a HOF Village member and affiliate of then director and officer of HOF Village, David Baker) dated March 2016. PFHOF is currently a related person as a security holder covered by Item 403(a) of Regulation S-K. Under the agreement, HOF Village Stadium, LLC is required to carry and maintain certain insurance coverage in connection with various agreements related to the development of the Hall of Fame Village project, and Newco, as assignee of HOF Village, has guaranteed the performance of HOF Village Stadium, LLC under the agreement. Such insurance coverage must name PFHOF as an additional insured or loss payee on each policy.
Purchase of Real Property from PFHOF
On February 3, 2021, the Company purchased for $1.75 million certain parcels of real property from PFHOF located at the site of the Hall of Fame Village. PFHOF is a related person because it is a security holder covered by Item 403(a) of Regulation S-K. In connection with the purchase, the Company granted certain easements to PFHOF to ensure accessibility to the PFHOF museum.
Related Person Transactions with IRG
Industrial Realty Group, LLC (“IRG”), together with its subsidiaries and affiliates, is a significant stockholder and aligned partner. IRG is a nationwide real estate development and investment firm specializing in the acquisition, development and management of commercial and industrial real estate throughout the United States. Our director, Stuart Lichter, is President and Chairman of the Board of IRG. We have entered into certain ongoing agreements with IRG and/or its affiliates and benefit from financial support provided by IRG and/or its affiliates.
Master Development and Project Management Agreement
On June 30, 2020, HOF Village, IRG Member and IRG Manager entered into a Master Development and Project Management Agreement. The Master Development and Project Management Agreement was entered into as a standalone agreement to govern the master developer and project management services arrangement that was previously provided for in the operating agreement of HOF Village. Pursuant to the Master Development and Project Management Agreement, IRG Manager serves as the master developer for the Hall of Fame Village project and IRG Member serves as the project manager for the Hall of Fame Village project. Under the agreement, IRG Manager will receive a master developer fee of 4% of the total development costs of the project, and IRG Member will receive a project management fee, which will not exceed 5% of the gross receipts from the project. The terms of the Master Development and Project Management Agreement remained materially similar to the prior arrangement documented in the operating agreement of HOF Village, which previously had been unanimously approved by the members of HOF Village prior to the Business Combination. HOF Village assigned the Master Development and Project Management Agreement to Newco in connection with the Business Combination.
General Services Agreement
On November 15, 2021, the Company entered into the General Services Agreement with IRG Realty Advisors, LLC (“IRG Realty Advisors”), which is an affiliate of our director Stuart Lichter. Under the General Services Agreement, IRG Realty Advisors provides certain corporate support services to the Company at various hourly rates, including accounts payable services, property accounting services, and information technology support. IRG Realty Advisors invoices the Company quarterly for the cost of services under the General Services Agreement. The Company may terminate the General Services Agreement upon ten days written notice to IRG Realty Advisors.
Transaction Documents
The disclosure regarding Transaction Documents in Proposal 3 of this Proxy Statement is incorporated herein by reference.
Private Placement of Series C Preferred Stock in Exchange for Series B Preferred Stock
On March 28, 2022, in accordance with the previously announced Amendment Number 6 to Term Loan Agreement by and among the Company and certain of its subsidiaries, as borrowers, and CH Capital Lending, as administrative agent and lender, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with CH Capital Lending, pursuant to which the Company exchanged in a private placement (the “Private Placement”) each share of the Company’s 7.00% Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), that is held by CH Capital Lending for one share of the Company’s 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), resulting in the issuance of 15,000 shares of Series C Preferred Stock to CH Capital Lending. The Series C Preferred Stock is convertible into shares of Common Stock at a conversion price of $33.01 per share of Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The shares of Series B Preferred Stock exchanged, and the Series C Preferred Stock acquired, have an aggregate liquidation preference of $15 million plus any accrued but unpaid dividends to the date of payment. CH Capital Lending, LLC is controlled by our director, Stuart Lichter.
The Private Placement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. CH Capital Lending has represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series C Preferred Stock will be acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.
HNB Loan – Guaranty of Payment
Repayment of a loan by The Huntington National Bank, as lender (the “Lender”), to HOF Village Retail I, LLC and HOF Village Retail II, LLC, subsidiaries of the Company, as borrowers, of up to $10,000,000 is guaranteed pursuant to a Guaranty of Payment, dated September 27, 2022 (the “Guaranty of Payment”), by our director Stuart Lichter, and Stuart Lichter, Trustee of the Stuart Lichter Trust u/t/d dated November 13, 2011 (collectively, the “Guarantor”), in favor of the Lender. The Company and the Subsidiary Borrowers entered into a letter agreement with the Guarantor, dated September 27, 2022 (the “Guaranty Fee Letter Agreement”), agreeing to pay the Guarantor a fee of 2.25% of the Loan proceeds disbursed by Lender to the Subsidiary Borrowers as and when Loan proceeds are disbursed to Subsidiary Borrowers.
Issuance of 7.00% Series A Cumulative Redeemable Preferred Stock
On August 12, 2021, the Company issued to American Capital Center, LLC (the “Preferred Investor”), a company controlled by our director Stuart Lichter, 900 shares of 7.00% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) at a price of $1,000 per share for an aggregate purchase price of $900,000. The Series A Preferred Stock is not convertible into Common Stock. On September 22, 2021, the Company issued to the Preferred Investor 900 shares of Series A Preferred Stock at a price of $1,000 per share for an aggregate purchase price of $900,000. In each case, the Company paid the Preferred Investor an origination fee of 2% of the aggregate purchase price. In each case, the issuance and sale of such shares to the Preferred Investor is exempt from registration pursuant to Section 4(a)(2) of the Securities Act. In each case, the Preferred Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the shares are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.
On January 12, 2023, the Company issued to ADC LCR Hall of Fame Manager II, LLC (the “Second Preferred Investor”), a company affiliated with our director Stuart Lichter, 1,600 shares of the Company’s

Series A Preferred Stock, at a price of $1,000 per share for an aggregate purchase price of $1,600,000. On January 23, 2023, the Company issued to Second Preferred Investor 800 shares of the Company’s Series A Preferred Stock, at a price of $1,000 per share for an aggregate purchase price of $800,000. In each case, the Company paid the Second Preferred Investor an origination fee of 2% of the aggregate purchase price. In each case, the issuance and sale of the shares to the Second Preferred Investor is exempt from registration pursuant to Section 4(a)(2) of the Securities Act. In each case, the Second Preferred Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the shares are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
For this Annual Meeting, a number of brokers with account holders who are the Company’s stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or the Company. Direct your written request to the attention of the Secretary of Hall of Fame Resort & Entertainment Company, 2014 Champions Gateway, Canton, OH 44708 or call us at (330) 754-3427. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.

Appendix A

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
AMENDED 2020 OMNIBUS INCENTIVE PLAN AS AMENDED

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
AMENDED 2020 OMNIBUS INCENTIVE PLAN

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
AMENDED 2020 OMNIBUS INCENTIVE PLAN
1.	Purpose of Plan.
The purpose of the Hall of Fame Resort & Entertainment Company Amended 2020 Omnibus Incentive Plan (this “Plan”) is to advance the interests of Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), and its stockholders by enabling the Company and its Subsidiaries and Affiliates to attract and retain qualified individuals to perform services for the Company and its Affiliates and Subsidiaries, providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in stockholder value and aligning the interests of such individuals with the interests of its stockholders through opportunities for equity participation in the Company.
2.	Definitions.
The following terms will have the meanings set forth below, unless the context clearly otherwise requires. Terms defined elsewhere in this Plan will have the same meaning throughout this Plan.
2.1 “Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including: (a) disclosing confidential information of the Company or any Subsidiary or Affiliate to any person not authorized by the Company or any Subsidiary or Affiliate to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or Affiliate or (c) interfering with the relationships of the Company or any Subsidiary or Affiliate and their respective employees, independent contractors, customers, prospective customers and vendors.
2.2 “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” will have the meaning given such term under Rule 405 of the Securities Act.
2.3 “Applicable Law” means any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange, national market system or automated quotation system on which the shares of Common Stock are listed, quoted or traded.
2.4 “Award” means, individually or collectively, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Deferred Stock Unit, Performance Award, Non-Employee Director Award, or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.
2.5 “Award Agreement” means either: (a) a written or electronic (as provided in Section 23.7) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 23.7) statement issued by the Company to a Participant describing the terms and provisions of such an Award, including any amendment or modification thereof.
2.6 “Board” means the Board of Directors of the Company.
2.7 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of Common Stock to pay all or a portion of the exercise price of the Option or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver shares of Common Stock to be issued upon such exercise directly to such broker or dealer or its nominee.
2.8 “Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any employment, consulting, severance or similar agreement between the Participant and the Company or one of its Subsidiaries (an “Individual Agreement”), or (b) if there is no such Individual Agreement or if it does not define Cause: (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary; (ii) any unlawful or criminal activity of a serious nature; (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties; (iv) any material breach by a Participant of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary; or (v) before a Change in Control, such other events as will be determined by the Committee. The Committee will, unless otherwise provided in an Individual Agreement, have the sole discretion to determine whether “Cause” exists with respect to sub-clauses (i), (ii), (iii), (iv) or (v) above, and its determination will be final.
2.9 “Change in Control” means, unless otherwise provided in an Award Agreement or any Individual Agreement, and except as provided in Section 18, an event described in Section 15.1 of this Plan.
2.10 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.
2.11 “Committee” means the Board or, if the Board so delegates, the Compensation Committee of the Board or a subcommittee thereof, or any other committee delegated authority by the Board to administer this Plan. If the Board determines appropriate, such committee may be comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (b) “independent directors” within the meaning of the rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted). The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board. Any action duly taken by the Committee will be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements of membership provided herein.
2.12 “Common Stock” means the common stock of the Company, par value $0.0001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.4 of this Plan.
2.13 “Company” means Hall of Fame Resort & Entertainment Company, a Delaware corporation, and any successor thereto as provided in Section 23.5 of this Plan.
2.14 “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
2.15 “Deferred Stock Unit” means a right granted to an Eligible Recipient pursuant to Section 8 of this Plan to receive shares of Common Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.
2.16 “Director” means a member of the Board.
2.17 “Disability” means, unless otherwise provided in an Award Agreement, with respect to a Participant who is a party to an Individual Agreement, which agreement contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements; or in all other cases, means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or any Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.
2.18 “Dividend Equivalents” has the meaning set forth in Section 3.2(l) of this Plan.
2.19 “Effective Date” means such date as the mergers provided for in that certain Agreement and Plan of Merger, dated as of September 16, 2019, by and among by and among Gordon Pointe Acquisition Corp., the Company, GPAQ Acquiror Merger Sub, Inc., GPAQ Company Merger Sub, LLC, HOF Village, LLC and HOF Village Newco, LLC, as amended, are completed.
2.20 “Eligible Recipients” means all Employees, all Non-Employee Directors and all Consultants.
2.21 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or Subsidiary during such period. An individual will not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.22 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.
2.23 “Fair Market Value” means, with respect to the Common Stock, as of any date the closing sale price of a share of Common Stock as reported on the Nasdaq Stock Market, New York Stock Exchange, or other established stock exchange (or exchanges) at the end of the regular trading session on the applicable date, (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade) or if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price at the end of the regular trading session on such date, as reported by the OTC Bulletin Board, OTC Markets or other comparable quotation service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the stockholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.
2.24 “Grant Date” means the date an Award is granted to a Participant pursuant to this Plan and as determined pursuant to Section 5 of this Plan.
2.25 “Incentive Stock Option” means a right to purchase Common Stock granted to an Employee pursuant to Section 6 of this Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.
2.26 “Individual Agreement” has the meaning set forth in Section 2.8 of this Plan.
2.27 “Merger Agreement” means the Agreement and Plan of Merger, dated as of September 16, 2019, by and among Gordon Pointe Acquisition Corp., the Company, GPAQ Acquiror Merger Sub Inc., GPAQ Company Merger Sub LLC, HOF Village LLC, and HOF Village Newco, LLC, as amended November 5, 2019, March 10, 2020, and May 22, 2020.
2.28 “Non-Employee Director” means a Director who is not an Employee.
2.29 “Non-Employee Director Award” means any Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan, including any Non-Employee Director Option.
2.30 “Non-Employee Director Option” means a Non-Statutory Stock Option granted to a Non-Employee Director pursuant to Section 10 of this Plan.

2.31 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of this Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.
2.32 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option, including a Non-Employee Director Option.
2.33 “Other Stock-Based Award” means an Award, denominated in Shares, not otherwise described by the terms of this Plan, granted pursuant to Section 11 of this Plan.
2.34 “Participant” means an Eligible Recipient who receives one or more Awards under this Plan.
2.35 “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 9 of this Plan to receive an amount of cash, number of shares of Common Stock, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of one or more Performance Goals during a specified Performance Period or the achievement of other objectives during a specified period.
2.36 “Performance Goals” mean with respect to any applicable Award, one or more targets, goals or levels of attainment required to be achieved during the specified Performance Period, as set forth in the related Award Agreement.
2.37 “Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Award.
2.38 “Period of Restriction” means the period when a Restricted Stock Award, Restricted Stock Units, Performance Award, Deferred Stock Units or Other Stock-Based Award are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 8, 9, 10 or 11 of this Plan, as the case may be.
2.39 “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.
2.40 “Plan” means the Hall of Fame Resort & Entertainment Company 2020 Omnibus Incentive Plan, as may be amended from time to time.
2.41 “Plan Limit” has the meaning set forth in Section 4.1 of this Plan.
2.42 “Plan Year” means the Company’s fiscal year.
2.43 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Award, that are to be issued to the Participant upon the grant, exercise, vesting or settlement of such Award.
2.44 “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.
2.45 “Restricted Stock Unit” means an award denominated in shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan.
2.46 “Retirement,” means, unless otherwise defined in the Award Agreement or in an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates, “Retirement” as defined from time to time for purposes of this Plan by the Committee or by the Company’s chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Participant on or after the date the Participant reaches age six-five (65) with the present intention to leave the Company’s industry or to leave the general workforce.
2.47 “Securities Act” means the Securities Act of 1933, as amended. Any reference to a section of the Securities Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.

2.48 “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of this Plan to receive a payment from the Company upon exercise, in the form of shares of Common Stock, cash or a combination of both, equal to the excess of the Fair Market Value of one or more shares of Common Stock on the exercise date and the grant price of such shares under the terms of such Stock Appreciation Right.
2.49 “Stock-Based Award” means any Award, denominated in Shares, made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards or Other Stock-Based Awards.
2.50 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.51 “Tax Date” means the date any withholding or employment related tax obligation arises under the Code or any Applicable Law for a Participant with respect to an Award.
2.52 “Tax Laws” has the meaning set forth in Section 23.8 of this Plan.
3.	Plan Administration.
3.1 The Committee. The Plan will be administered by the Committee. The Committee will act by majority approval of the members at a meeting or by unanimous written consent, and a majority of the members of the Committee will constitute a quorum. The Committee may exercise its duties, power and authority under this Plan in its sole discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise. The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Award granted under this Plan.
3.2 Authority of the Committee. In accordance with and subject to the provisions of this Plan, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan, including the following:
(a) To designate the Eligible Recipients to be selected as Participants;
(b) To determine the nature, extent and terms of the Awards to be made to each Participant, including the amount of cash or number of shares of Common Stock to be subject to each Award, any exercise price or grant price, the manner in which Awards will vest, become exercisable, settled or paid out and whether Awards will be granted in tandem with other Awards, and the form of Award Agreement, if any, evidencing such Award;
(c) To determine the time or times when Awards will be granted;
(d) To determine the duration of each Award;
(e) To determine the terms, restrictions and other conditions to which the grant of an Award or the payment or vesting of Awards may be subject;
(f) To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration and in so doing, to correct any defect, omission, or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it will deem necessary or expedient to make this Plan fully effective;
(g) To determine Fair Market Value in accordance with Section 2.23 of this Plan;
(h) To amend this Plan or any Award Agreement, as provided in this Plan;
(i) To adopt sub-plans or special provisions applicable to Awards regulated by the laws of a jurisdiction other than, and outside of, the United States, which except as otherwise provided in this Plan, such sub-plans or special provisions may take precedence over other provisions of this Plan;

(j) To authorize any person to execute on behalf of the Company any Award Agreement or any other instrument required to effect the grant of an Award previously granted by the Committee;
(k) To determine whether Awards will be settled in shares of Common Stock, cash or in any combination thereof;
(l) To determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the ordinary cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant, subject to Section 12 of this Plan and any other provision of this Plan, and which Dividend Equivalents may be subject to the same conditions and restrictions as the Awards to which they attach and may be settled in the form of cash, shares of Common Stock, or in any combination of both; and
(m) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock, including restrictions under an insider trading policy, stock ownership guidelines, restrictions as to the use of a specified brokerage firm for such resales or other transfers and other restrictions designed to increase equity ownership by Participants or otherwise align the interests of Participants with the Company’s stockholders.
3.3 Delegation. To the extent permitted by Applicable Law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more directors of the Company or one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Eligible Recipients to be recipients of Awards pursuant to this Plan; and (b) determine the size of any such Awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such director(s) or officer(s) for any Awards granted to an Eligible Recipient: (i) who is a Non-Employee Director or who is subject to the reporting and liability provisions of Section 16 under the Exchange Act, or (ii) to whom authority to grant or amend Awards has been delegated hereunder; provided, further; that any delegation of administrative authority will only be permitted to the extent it is permissible under Applicable Law; (y) the resolution providing such authorization will set forth the type of Awards and total number of each type of Awards such director(s) or officer(s) may grant; and (z) such director(s) or officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. At all times, the delagatee appointed under this Section 3.3 will serve in such capacity at the pleasure of the Committee.
3.4 No Re-pricing. Notwithstanding any other provision of this Plan other than Section 4.4 of this Plan, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (a) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price or grant price; (b) canceling the underwater Option or Stock Appreciation Right in exchange for (i) cash; (ii) replacement Options or Stock Appreciation Rights having a lower exercise price or grant price; or (iii) other Awards; or (c) repurchasing the underwater Options or Stock Appreciation Rights and granting new Awards under this Plan. For purposes of this Section 3.4, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or grant price of the Stock Appreciation Right.
3.5 Participants Based Outside of the United States. In addition to the authority of the Committee under Section 3.2(i) and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee will have no authority, however, to take action pursuant to this Section 3.5: (a) to reserve shares of Common Stock or grant Awards in excess of the limitations provided in Section 4.1 of this Plan; (b) to effect any re-pricing in violation of Section 3.4 of this Plan; (c) to grant Options or Stock Appreciation Rights having an exercise price or grant price less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date in violation of Section 6.3 or Section 7.3 of this Plan; or (d) for which stockholder approval would then be required pursuant to Section 19.2 of this Plan.
4.	Shares Available for Issuance.
4.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.4 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan will be equal to 539,214 (the “Plan Limit”).
4.2 Limits on Incentive Stock Options and Non-Employee Director Awards. Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.4 of this Plan,
(a) the maximum aggregate number of shares of Common Stock that will be available for issuance pursuant to Incentive Stock Options under this Plan may not exceed the Plan Limit; and
(b) the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $250,000 (increased to $350,000 with respect to any Non-Employee Director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a Non-Employee Director’s initial service as a Non-Employee Director) (with any compensation that is deferred counting towards this limit for the year in which the compensation is first earned, and not a later year of settlement).
4.3 Accounting for Awards. Shares of Common Stock that are issued under this Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under this Plan only to the extent they are used; provided, however, that the full number of shares of Common Stock subject to a stock-settled Stock Appreciation Right or other Stock-Based Award will be counted against the shares authorized for issuance under this Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Right or other Stock-Based Award. Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on Awards issued under this Plan, any shares of Common Stock withheld to pay the exercise price or grant price of Awards under this Plan and any shares of Common Stock not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.5 or settlement of a Stock Appreciation Right in shares of Common Stock pursuant to Section 7.6 will not be counted against the shares of Common Stock authorized for issuance under this Plan and will be available again for grant under this Plan. Shares of Common Stock subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan. Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award will not increase the number of shares of Common Stock available for future grant of Awards. Any shares of Common Stock related to Awards granted under this Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Common Stock, will be available again for grant under this Plan. To the extent permitted by Applicable Law, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or a Subsidiary pursuant to Section 20 of this Plan or otherwise will not be counted against shares of Common Stock available for issuance pursuant to this Plan. The shares of Common Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.
4.4 Adjustments to Shares and Awards.
(a) In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or shares of Common Stock the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment or substitutions (which determination will be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, including the sub-limits set forth in Section 4.2 of this Plan, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards and the exercise price of outstanding Awards; provided, however, that this Section 4.4 will not limit the authority of the Committee to take action pursuant to Section 15 of this Plan in the event of a Change in Control. The determination of the Committee as to the foregoing adjustments and/or substitutions, if any, will be final, conclusive and binding on Participants under this Plan.
(b) Notwithstanding anything else herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder, the limits in Section 4.2 of this Plan, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422, 424 and 409A of the Code, as and where applicable.
5.	Participation.
Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Awards, singly or in combination or in tandem with other Awards, as may be determined by the Committee in its sole discretion. Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Award Agreement with the Participant.
6.	Options.
6.1 Grant. An Eligible Recipient may be granted one or more Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Incentive Stock Options may be granted solely to eligible Employees of the Company or a Subsidiary. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.
6.2 Award Agreement. Each Option grant will be evidenced by an Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan. The Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.
6.3 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date (one hundred and ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).
6.4 Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (a) the achievement of one or more of the Performance Goals; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an Incentive Stock Option that is granted to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 17 of this Plan, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.
6.5 Payment of Exercise Price.
(a) The total purchase price of the shares of Common Stock to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares; (iii) a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion. Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
(b) In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 14 of this Plan.
(c) For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.
6.6 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of this Plan.
7.	Stock Appreciation Rights.
7.1 Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under this Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.
7.2 Award Agreement. Each Stock Appreciation Right will be evidenced by an Award Agreement that will specify the grant price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.
7.3 Grant Price. The grant price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the Grant Date; provided, however, that such price may not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date.
7.4 Exercisability and Duration. A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its Grant Date. Notwithstanding the foregoing, if the exercise of a Stock Appreciation Right that is exercisable in accordance with its terms is prevented by the provisions of Section 17 of this Plan, the Stock Appreciation Right will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Stock Appreciation Right.
7.5 Manner of Exercise. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6 of this Plan, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.
7.6 Settlement. Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the per share grant price; by
(b) The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.
7.7 Form of Payment. Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 of this Plan will be made in accordance with the terms of the applicable Award Agreement, in cash, shares of Common Stock or a combination thereof, as the Committee determines.
8.	Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units.
8.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards, Restricted Stock Units or Deferred Stock Units under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Restricted Stock Units will be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the Grant Date of the Restricted Stock Units. Restricted Stock Units and Deferred Stock Units will be denominated in shares of Common Stock but paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, will determine, and as provided in the Award Agreement.
8.2 Award Agreement. Each Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit grant will be evidenced by an Award Agreement that will specify the type of Award, the period(s) of restriction, the number of shares of restricted Common Stock, or the number of Restricted Stock Units or Deferred Stock Units granted, and such other provisions as the Committee will determine that are not inconsistent with the terms of this Plan.
8.3 Conditions and Restrictions. Subject to the terms and conditions of this Plan, the Committee will impose such conditions or restrictions on a Restricted Stock Award, Restricted Stock Units or Deferred Stock Units granted pursuant to this Plan as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each share of Common Stock underlying a Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions, restrictions under Applicable Laws or holding requirements or sale restrictions placed on the shares of Common Stock by the Company upon vesting of such Restricted Stock Award, Restricted Stock Units or Deferred Stock Units.
8.4 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will be granted the right to exercise full voting rights with respect to the shares of Common Stock underlying such Restricted Stock Award during the Period of Restriction. A Participant will have no voting rights with respect to any Restricted Stock Units or Deferred Stock Units granted hereunder.
8.5 Dividend Rights.
(a) Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will have the same dividend rights as the Company’s other stockholders. Notwithstanding the foregoing any such dividends as to a Restricted Stock Award that is subject to vesting requirements will be subject to forfeiture and termination to the same extent as the

Restricted Stock Award to which such dividends relate and the Award Agreement may require that any cash dividends be reinvested in additional shares of Common Stock subject to the Restricted Stock Award and subject to the same conditions and restrictions as the Restricted Stock Award with respect to which the dividends were paid. In no event will dividends with respect to Restricted Stock Awards that are subject to vesting be paid or distributed until the vesting provisions of such Restricted Stock Award lapse.
(b) Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, prior to settlement or forfeiture, any Restricted Stock Units or Deferred Stock Unit awarded under this Plan may, at the Committee’s discretion, carry with it a right to Dividend Equivalents. Such right entitles the Participant to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Restricted Stock Unit or Deferred Stock Unit is outstanding. Dividend Equivalents may be converted into additional Restricted Stock Units or Deferred Stock Units and may (and will, to the extent required below) be made subject to the same conditions and restrictions as the Restricted Stock Units or Deferred Stock Units to which they attach. Settlement of Dividend Equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Dividend Equivalents as to Restricted Stock Units or Deferred Stock Units will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units or Deferred Stock Units as to which the Dividend Equivalents relate. In no event will Participants holding Restricted Stock Units or Deferred Stock Units be entitled to receive any Dividend Equivalents on such Restricted Stock Units or Deferred Stock Units until the vesting provisions of such Restricted Stock Units or Deferred Stock Units lapse.
8.6 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book entry stock account with the Company’s transfer agent. Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.
8.7 Lapse of Restrictions; Settlement. Except as otherwise provided in this Plan, including without limitation this Section 8 and 16.4 of this Plan, shares of Common Stock underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations). Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying shares of Common Stock, (b) in shares of Common Stock or (c) a combination thereof, as provided in the Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.
8.8 Section 83(b) Election for Restricted Stock Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within thirty (30) days following the Grant Date of the Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.
9.	Performance Awards.
9.1 Grant. An Eligible Recipient may be granted one or more Performance Awards under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.
9.2 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the amount of cash, shares of Common Stock, other Awards, or combination of both to be received by the Participant upon payout of the Performance Award, any Performance Goals upon which the Performance

Award is subject, any Performance Period during which any Performance Goals must be achieved and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.
9.3 Vesting. Subject to the terms of this Plan, the Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Performance Awards as it deems appropriate, including the achievement of one or more of the Performance Goals.
9.4 Earning of Performance Award Payment. Subject to the terms of this Plan and the Award Agreement, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payout on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved and such other restrictions or conditions imposed on the vesting and payout of the Performance Awards has been satisfied.
9.5 Form and Timing of Performance Award Payment. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned Performance Awards will be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash, in shares of Common Stock or other Awards (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period. Payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable Performance Goals have been achieved and not later than the fifteenth (15th) day of the third (3rd) month immediately following the later of the end of the Company’s fiscal year in which the Performance Period ends and any additional vesting restrictions are satisfied or the end of the calendar year in which the Performance Period ends and any additional vesting restrictions are satisfied, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement. The determination of the Committee with respect to the form and time of payment of Performance Awards will be set forth in the Award Agreement pertaining to the grant of the Performance Award. Any shares of Common Stock or other Awards issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.
9.6 Evaluation of Performance. The Committee may provide in any such Award Agreement including Performance Goals that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) items related to a change in accounting principles; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (i) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) foreign exchange gains and losses; or (t) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
9.7 Adjustment of Performance Goals, Performance Periods or other Vesting Criteria. The Committee may amend or modify the vesting criteria (including any Performance Goals or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Sections 9.6 or 4.4(a) of this Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under this Plan.
9.8 Dividend Rights. Participants holding Performance Awards granted under this Plan will not receive any cash dividends or Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to such Performance Awards during the period between the date that such Performance Awards are granted and the date such Performance Awards are settled.
10.	Non-Employee Director Awards.
10.1 Automatic and Non-Discretionary Awards to Non-Employee Directors. Subject to such terms and conditions, consistent with the other provisions of this Plan, the Committee at any time and from time to time may approve resolutions providing for the automatic grant to Non-Employee Directors of Non-Employee Director Awards granted under this Plan and may grant to Non-Employee Directors such discretionary Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement.
10.2 Deferral of Award Payment; Election to Receive Award in Lieu of Retainers. The Committee may permit Non-Employee Directors the opportunity to defer the payment of an Award pursuant to such terms and conditions as the Committee may prescribe from time to time. In addition, the Committee may permit Non-Employee Directors to elect to receive, pursuant to the procedures established by the Board or a committee of the Board, all or any portion of their annual retainers, meeting fees, or other fees in Restricted Stock, Restricted Stock Units, Deferred Stock Units or other Stock-Based Awards as contemplated by this Plan in lieu of cash.
11.	Other Stock-Based Awards.
11.1 Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards to Eligible Recipients not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee will determine. Such Awards may involve the transfer of actual shares of Common Stock to Participants as a bonus or in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.2 Value of Other Stock-Based Awards. Each Other Stock-Based Award will be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish Performance Goals in its discretion for any Other Stock-Based Award. If the Committee exercises its discretion to establish Performance Goals for any such Awards, the number or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.
11.3 Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award will be made in accordance with the terms of the Award, in cash or shares of Common Stock for any Other Stock-Based Award, as the Committee determines, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Stock-Based Award under a Company deferred compensation plan or arrangement.
12.	Dividend Equivalents.
Subject to the provisions of this Plan and any Award Agreement, any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to any Award (including any Award that has been deferred), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, settles, is paid or expires, as determined by the Committee. Such Dividend Equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to an Option or Stock Appreciation Right or unvested Performance Awards; and further, no dividend or Dividend Equivalents will be paid out with respect to any unvested Awards.
13.	Effect of Termination of Employment or Other Service.
13.1 Termination Due to Cause. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 13.4 and 13.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for Cause:
(a) All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination will be immediately terminated and forfeited;
(b) All outstanding but unvested Restricted Stock Awards, Restricted Stock Units, Performance Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; and
(c) All other outstanding Awards to the extent not vested will be immediately terminated and forfeited.
13.2 Termination Due to Death, Disability or Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or the terms of an Individual Agreement or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 13.4, 13.5 and 15 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability of a Participant, or in the case of a Participant that is an Employee, Retirement:
(a) All outstanding Options (excluding Non-Employee Director Options in the case of Retirement) and Stock Appreciation Rights held by the Participant as of the effective date of such termination or Retirement will, to the extent exercisable as of the date of such termination or Retirement, remain exercisable for a period of one (1) year after the date of such termination or Retirement (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of the date of such termination or Retirement will be terminated and forfeited;
(b) All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination or Retirement will be terminated and forfeited; and
(c) All outstanding unvested Restricted Stock Units, Performance Awards, and Other Stock-Based Awards held by the Participant as of the effective date of such termination or Retirement will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of Common Stock to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period. The Committee will consider the provisions of Section 13.5 of this Plan and will have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Common Stock or other payment, including whether the Participant again becomes employed.
13.3 Termination for Reasons Other than Death, Disability or Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the

Company applicable to the Participant specifically provides otherwise, and subject to Sections 13.4, 13.5 and 15 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than for Cause or death or Disability of a Participant, or in the case of a Participant that is an Employee, Retirement:
(a) All outstanding Options (including Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such termination will, to the extent exercisable as of such termination, remain exercisable for a period of three (3) months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of such termination will be terminated and forfeited. If the Participant dies within the three (3) month period referred to in the preceding sentence, the Option or Stock Appreciation Right may be exercised by those entitled to do so under the Participant’s will or by the laws of descent and distribution within a period of one (1) year following the Participant’s death (but in no event after the expiration date of any such Option or Stock Appreciation Right).
(b) All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination will be terminated and forfeited;
(c) All outstanding unvested Restricted Stock Units, Performance Awards, and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by the Company without Cause prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause Shares to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period.
13.4 Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 13, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Non-Employee Director Awards, and Other Stock-Based Awards held by such Participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date; and (b) any such action by the Committee adversely affecting any outstanding Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 4.4, 13.5, 15 or 19 of this Plan).
13.5 Additional Forfeiture Events.
(a) Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Plan, including this Section 13.5, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or within one (1) year after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant will terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares of Common Stock subject to any Award). The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Award Agreement, this Section 13.5(a) will not apply to any Participant following a Change in Control.
(b) Forfeiture or Clawback of Awards Under Applicable Law and Company Policy. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any Award received by such individual under this Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. The Company also may seek to recover any Award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by Applicable Law or under the requirements of any stock exchange or market upon which the shares of Common Stock are then listed or traded. In addition, all Awards under this Plan will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the Company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.
14.	Payment of Withholding Taxes.
14.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Award. When withholding shares of Common Stock for taxes is effected under this Plan, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.
14.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 14.1 of this Plan by withholding shares of Common Stock underlying an Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.

15.	Change in Control.
15.1 Definition of Change in Control. Unless otherwise provided in an Award Agreement or Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates, a “Change in Control” will mean the occurrence of any of the following:
(a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any entity with respect to which, following such acquisition, more than fifty percent (50%) of, respectively, the then outstanding equity of such entity and the combined voting power of the then outstanding voting equity of such entity entitled to vote generally in the election of all or substantially all of the members of such entity's governing body is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or
(b) The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or
(c) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.
15.2 Effect of Change in Control. Subject to the terms of the applicable Award Agreement or an Individual Agreement, in the event of a Change in Control, the Committee (as constituted prior to such Change in Control) may, in its discretion:
(a) require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as shall be determined by the Board in accordance with Section 4.4;
(b) provide that (i) some or all outstanding Options shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restrictions or vesting applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Units shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding Awards shall lapse in full or in part, and/or (iv) the Performance Goals applicable to some or all outstanding Awards shall be deemed to be satisfied at the target or any other level; and/or
(c) require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount determined pursuant to Section 15.3 below; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

15.3 Alternative Treatment of Incentive Awards. In connection with a Change in Control, the Committee in its sole discretion, either in an Award Agreement at the time of grant of an Award or at any time after the grant of such an Award, in lieu of providing a substitute award to a Participant pursuant to Section 15.2(a), may determine that any or all outstanding Awards granted under the Plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award will receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such Change in Control and the purchase price per share, if any, under the Award, multiplied by the number of shares of Common Stock subject to such Award (or in which such Award is denominated); provided, however, that if such product is zero ($0) or less or to the extent that the Award is not then exercisable, the Award may be canceled and terminated without payment therefor. If any portion of the consideration pursuant to a Change in Control may be received by holders of shares of Common Stock on a contingent or delayed basis, the Committee may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Notwithstanding the foregoing, any shares of Common Stock issued pursuant to an Award that immediately prior to the effectiveness of the Change in Control are subject to no further restrictions pursuant to the Plan or an Award Agreement (other than pursuant to the securities laws) will be deemed to be outstanding shares of Common Stock and receive the same consideration as other outstanding shares of Common Stock in connection with the Change in Control.
15.4 Limitation on Change in Control Payments. Notwithstanding anything in this Section 15 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award or the payment of cash in exchange for all or part of a Stock-Based Award (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 15.2 or Section 15.3 of this Plan will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided, further that such payments will be reduced (or acceleration of vesting eliminated) by first eliminating vesting of Options with an exercise price above the then Fair Market Value of a share of Common Stock that have a positive value for purposes of Section 280G of the Code, followed by reducing or eliminating payments or benefits pro rata among Awards that are deferred compensation subject to Section 409A of the Code, and, if a further reduction is necessary, by reducing or eliminating payments or benefits pro rata among Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 15.4 will not apply and any “payments” to a Participant pursuant to Section 15 of this Plan will be treated as “payments” arising under such separate agreement; provided, however, such separate agreement may not modify the time or form of payment under any Award that constitutes deferred compensation subject to Section 409A of the Code if the modification would cause such Award to become subject to the adverse tax consequences specified in Section 409A of the Code.
15.5 Exceptions. Notwithstanding anything in this Section 15 to the contrary, individual Award Agreements or Individual Agreements between a Participant and the Company or one of its Subsidiaries or Affiliates may contain provisions with respect to vesting, payment or treatment of Awards upon the occurrence of a Change in Control, and the terms of any such Award Agreement or Individual Agreement will govern to the extent of any inconsistency with the terms of this Section 15. The Committee will not be obligated to treat all Awards subject to this Section 15 in the same manner. The timing of any payment under this Section 15 may be governed by any election to defer receipt of a payment made under a Company deferred compensation plan or arrangement.

16.	Rights of Eligible Recipients and Participants; Transferability.
16.1 Employment. Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue employment or other service with the Company or any Subsidiary.
16.2 No Rights to Awards. No Participant or Eligible Recipient will have any claim to be granted any Award under this Plan.
16.3 Rights as a Stockholder. Except as otherwise provided in the Award Agreement, a Participant will have no rights as a stockholder with respect to shares of Common Stock covered by any Stock-Based Award unless and until the Participant becomes the holder of record of such shares of Common Stock and then subject to any restrictions or limitations as provided herein or in the Award Agreement.
16.4 Restrictions on Transfer.
(a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, issuance or settlement of such Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.
(b) A Participant will be entitled to designate a beneficiary to receive an Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of this Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.
(c) Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.
(d) The Committee may impose such restrictions on any shares of Common Stock acquired by a Participant under this Plan as it may deem advisable, including minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Common Stock is then listed or traded, or under any blue sky or state securities laws applicable to such shares or the Company’s insider trading policy.
16.5 Non-Exclusivity of this Plan. Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

17.	Securities Law and Other Restrictions.
17.1 Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Participant to register the Common Stock or to assist the Participant in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.
17.2 Securities Law Restrictions. Notwithstanding any other provision of this Plan or any Award Agreements entered into pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
18.	Deferred Compensation; Compliance with Section 409A.
It is intended that all Awards issued under this Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Code Section 409A: (a) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a Separation from Service; (b) if any amount is payable under such Award upon a Disability, a Disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Code Section 409A; (c) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as such terms are defined for purposes of Code Section 409A, (d) if any amount becomes payable under such Award on account of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment will be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the date of the Participant’s Separation from Service or (ii) the Participant’s death, and (e) no amendment to or payment under such Award will be made except and only to the extent permitted under Code Section 409A.
19.	Amendment, Modification and Termination.
19.1 Generally. Subject to other subsections of this Section 19 and Sections 3.4 and 19.3 of this Plan, the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Award. The Committee’s power and authority to amend or modify the terms of an outstanding Award includes the authority to modify the number of shares of Common Stock or other terms and conditions of an Award, extend the term of an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.
19.2 Stockholder Approval. No amendments to this Plan will be effective without approval of the Company’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Common Stock is then traded, applicable state corporate laws or regulations, applicable federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan; or (b) such amendment would: (i) modify Section 3.4 of this Plan; (ii) materially increase benefits accruing to Participants; (iii) increase the aggregate number of shares of Common Stock issued or issuable under this Plan; (iv) increase any limitation set forth in this Plan on the number of shares of Common Stock which may be issued or the aggregate value of Awards which may be made, in respect of any type of Award to any single Participant during any specified period; (v) modify the eligibility requirements for Participants in this Plan; or (vi) reduce the minimum exercise price or grant price as set forth in Sections 6.3 and 7.3 of this Plan.
19.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 4.4, 9.7, 13, 15, 18 or 19.4 of this Plan.
19.4 Amendments to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 19.4 to any Award granted under this Plan without further consideration or action.
20.	Substituted Awards.
The Committee may grant Awards under this Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.
21.	Effective Date and Duration of this Plan.
This Plan is effective as of the Effective Date. This Plan will terminate at midnight on December 19, 2029, and may be terminated prior to such time by Board action. No Award will be granted after termination of this Plan, but Awards outstanding upon termination of this Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
22.	Data Privacy.
As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 22 by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares held in the Company or its Subsidiaries and Affiliates; and award details, to implement, manage and administer the Plan and awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 22 in writing, without cost, by contacting the local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding awards if the Participant refuses or withdraws the consents in this Section 22. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
23.	Miscellaneous.
23.1 Usage. In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.
23.2 Relationship to Other Benefits. Neither Awards made under this Plan nor shares of Common Stock or cash paid pursuant to such Awards under this Plan will be included as “compensation” for purposes of computing the benefits payable to any Participant under any pension, retirement (qualified or non-qualified), savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.
23.3 Fractional Shares. No fractional shares of Common Stock will be issued or delivered under this Plan or any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.
23.4 Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.
23.5 Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
23.6 Construction. Wherever possible, each provision of this Plan and any Award Agreement will be interpreted so that it is valid under the Applicable Law. If any provision of this Plan or any Award Agreement is to any extent invalid under the Applicable Law, that provision will still be effective to the extent it remains valid. The remainder of this Plan and the Award Agreement also will continue to be valid, and the entire Plan and Award Agreement will continue to be valid in other jurisdictions.
23.7 Delivery and Execution of Electronic Documents. To the extent permitted by Applicable Law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.
23.8 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of this Plan to the contrary, the Company and its Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties, and interest under the Tax Laws.
23.9 Unfunded Plan. Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan.
23.10 Indemnification. Subject to any limitations and requirements of Delaware law, each individual who is or will have been a member of the Board, or a Committee appointed by the Board, or an officer or Employee of the Company to whom authority was delegated in accordance with Section 3.3 of this Plan, will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or pursuant to any agreement with the Company, or any power that the Company may have to indemnify them or hold them harmless.

HALL OF FAME
RESORT & ENTERTAINMENT CO.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 6, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HOFV2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 6, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15255-P92597

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Anthony J. Buzzelli	☐	☐	☐
1b. Michael Crawford	☐	☐	☐
1c. James J. Dolan	☐	☐	☐
1d. Kimberly K. Schaefer	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V15256-P92597

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
Annual Meeting of Stockholders
June 7, 2023 9:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael Crawford and Tara Charnes, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HALL OF FAME RESORT & ENTERTAINMENT COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/HOFV2023 at 9:00 AM, EDT on June 7, 2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side